Exhibit 10.25

29 March 2001

SCOTTISH WIDOWS PLC

CAMBRIDGE DISPLAY TECHNOLOGY LIMITED

LEASE

of commercial premises at

Unit 11 Cardinal Distribution Park

Godmanchester Cambridgeshire

Page i

Services	11

Light and air	11

Support and shelter	11

Entry to Demised Premises	12

Works to and use of adjoining premises	12

Access	13

Utilities	13

Part V Documents referred to in Clause 2	13

THE SECOND SCHEDULE	13

Rent Review	13

THE THIRD SCHEDULE	16

Tenant’s Covenants	16

Pay rents	16

Pay outgoings	16

Repair	17

Decoration maintenance and cleaning	17

Yield up	18

Permit entry for Landlord and others	19

Remedy wants of repair and entry for Landlord on default	20

Letting and dealing boards	20

Notices	20

Statutory requirements	21

Planning	21

Alterations	22

Page ii

Signs	24

Dangerous and deleterious substances	25

Fire precautions	25

Securing unoccupied premises and use of Common Parts	26

Loadings	26

Use	26

Insurers’ requirements	27

Notify damage by Insured Risks	27

Prevent encroachments	27

Alienation	28

Register devolutions	32

Compensation	32

Defective premises	32

Indemnify Landlord	33

Costs	33

Value Added Tax	34

Comply with title matters	34

Regulations	34

Removal of fixtures and fittings	35

Forecourt and pavements	35

THE FOURTH SCHEDULE	36

Landlord’s Covenants	36

Quiet enjoyment	36

Superior Lease	36

Page iii

Insurance	36

Services	37

THE FIFTH SCHEDULE	38

Provisos Agreements and Declarations	38

Forfeiture	38

Notices	39

Suspension of rent	39

Determination on destruction	39

Landlord to have insurance moneys on frustration	40

Double insurances	40

Superior Landlord’s approval	40

Interest on unpaid rents and other moneys	41

Non-acquisition of easements	41

Refusal of rent when breach exists	41

Tenant’s covenants fully enforceable	41

Warranty disclaimer	42

Party structures	42

Control of Common Parts	42

Exclusion of liability	42

No letting scheme	43

Certificates conclusive	43

Requirement for notice of want of repair	43

Compensation exclusion	44

Disputes under the Superior Lease	44

Page iv

Tenant’s break clause	44

Severability	45

Governing Law and Jurisdiction	45

Third Party Rights	45

THE SIXTH SCHEDULE	45

Part I The Services	45

Landlord’s Covenant	45

Repair maintenance and decoration	45

Operation of plant and machinery	46

Security installations	46

Directory boards	46

Open areas and displays	46

Statutory requirements	46

Fire fighting and precautions	46

Refuse collection and local authority charges	47

Enforcement of covenants	47

Service Accommodation	47

Staff	47

Other services	47

Part II Heads of Expenditure Charge or Allowance	48

Outgoings	48

Management Fees	48

Audit fees	48

Funding costs	48

Page v

Bank charges	48

Taxation	49

Value Added Tax	49

Other costs	49

Common expenses	49

Part III Calculation and payment of the Service Charge	49

Preparation of Certificate	49

Demand for and calculation of the Service Charge	49

Quarterly interim payments on account	50

Balancing payment	50

Application to the Term	50

Part IV Insurance Rent Calculation	50

Amount payable by the Tenant	50

Option to collect as part of the Service Charge	51

Part V Further provisos agreements and declarations	52

Interruption of Services	52

Review of Services and Heads of Landlord’s Expenses	52

Review of allocation of particular services	52

Performance of Services	53

Landlord to pay Service Charge for unlet parts	53

THE SEVENTH SCHEDULE	53

Guarantor’s Covenants	53

Guarantee of Tenant’s obligations	53

No Release	54

Page vi

Guarantor’s covenants	55

Continuing guarantee	56

Other enforcement action	56

Authorised guarantee	56

Page vii

THIS LEASE is made on 29 March 2001

BETWEEN

SCOTTISH WIDOWS PLC whose registered office is at 69 Morrison Street Edinburgh EH3 8YH (the Landlord)

CAMBRIDGE DISPLAY TECHNOLOGY LIMITED (registered number 02672530) whose registered office is at Greenwich House Madingley Rise Madingley Road Cambridge Cambridgeshire CB3 0HJ (the Tenant)

NOW THIS DEED WITNESSES as follows:

INTERPRETATION

Definitions

1.1 In this Lease unless the context otherwise requires the following expressions shall have the following meanings:

Authorised Guarantee Agreement means an authorised guarantee agreement with respect to the performance by an assignee of the tenant’s covenants in this Lease to be entered into by the Tenant pursuant to paragraph 22.6 of the Third Schedule (permitted assignment) such agreement to be in accordance with the provisions of section 16 of the Landlord and Tenant (Covenants) Act 1995 and subject thereto to be in such terms as the Landlord may reasonably require

Base Rate means the base rate of National Westminster Bank plc from time to time ruling or if the same shall become incapable of determination such reasonable rate of interest as the Landlord may from time to time specify in substitution therefor

Basic Rent means:

(a) from 1 April 2001 to and including 31 March 2003 the clear yearly rent of forty four thousand two hundred and fifty seven pounds (£44,257);

(b) from 1 April 2003 to and including 31 March 2004 the clear yearly rent of forty five thousand and forty pounds (£45,040);

(c) from 1 April 2004 the clear yearly rent of forty five thousand eight hundred and twenty three pounds (£45,823) as increased from time to time pursuant to the Second Schedule

CDM Regulations means the Construction (Design and Management) Regulations 1994

Certificate means the certificate signed by the Landlord’s Surveyor or the Landlord’s auditors or accountants (acting as expert and not as arbitrator) as soon after the end of the Relevant Financial Year as reasonably practicable and relating to such year which certificate shall contain a fair summary of the Landlord’s Expenses for the Relevant Financial Year

Common Parts includes party and perimeter walls the roads vehicle ways access ways service yards forecourts and pavements fire escapes Conducting Media (other than any exclusively serving any Lettable Space) Plant for the supply of any services to the Landlord’s Premises or the tenants or occupiers thereof (other than as aforesaid) and all other facilities provided or available for common or general use in or forming part of the Landlord’s Premises (other than Lettable Space)

Conducting Media means sewers drains gutters rain water pipes watercourses telecommunications water gas electric mains and other pipes wires cables ducts and any other conducting media of whatsoever nature

Demised Premises means the premises more particularly described in Part II of the First Schedule and any part thereof together with all additions alterations and improvements thereto from time to time

Financial Year means the period ending on the 28th day of September in each year or such other date as the Landlord may in its reasonable discretion from time to time determine and Relevant Financial Year shall be construed accordingly

Fire Escape Routes means such fire escape routes around the perimeter of the buildings on the Demised Premises as the Tenant is obliged from time to time to keep and maintain to comply with the provisions of paragraphs 10 11 and 15 of the Third Schedule of this Lease which routes at the date hereof comprise those access ways coloured yellow on Plan No. 2 annexed hereto

Forecourt means that part of the Demised Premises shown coloured blue on Plan No. 2 annexed hereto

Insured Risks means the risks of fire storm tempest flood lightning explosion and in peacetime aircraft and articles dropped therefrom earthquake riot civil commotion malicious damage impact plant and machinery cover overflowing of tanks and bursting of pipes (except always such risks as cannot reasonably be insured on satisfactory terms or at a reasonable premium or as the insurers or underwriters have refused to insure) and such other reasonable risks as the Landlord or any Superior Landlord shall from time to time insure (subject in all cases to any excesses exclusions and limitations imposed by the insurers or underwriters)

Landlord includes the estate owner for the time being of the reversion immediately expectant on the Termination of the Term

Landlord’s Expenses means subject to the provisions of the Sixth Schedule all reasonable costs expenses and other amounts properly paid or incurred or allowed by or on behalf of the Landlord whether directly or by way of contribution or reimbursement in connection with the provision of the Services set out in Part I of the Sixth Schedule or under the heads of expenditure charge or allowance set out in Part II of the Sixth Schedule together with: (a) a reasonable proportion of any amounts paid or incurred prior to the commencement of the Term (referable to the Term) but excluding any relating to the initial construction and development of the Landlord’s Premises and (b) a sum or sums of money by way of reasonable provision for anticipated expenditure in each case as the Landlord or the Landlord’s Surveyor (as the case may be) may reasonably allocate to the Relevant Financial Year as being fair and reasonable in the circumstances

Landlord’s Premises means the premises more particularly described in Part I of the First Schedule (and of which the Demised Premises form part) and any part thereof together with all additions alterations and improvements thereto from time to time (or such premises of greater or lesser extent as the Landlord may from time to time notify to the Tenant provided that such extension or reduction shall not result in any material increase in the Service Charge payable by the Tenant)

Landlord’s Surveyor means any suitably qualified firm or person (including a chartered surveyor employed by the Landlord but not the Surveyor) appointed by or acting for the Landlord to perform the function of a surveyor for any purpose under this Lease this Lease means this Lease any licence or consent granted pursuant hereto and any variation hereof and any deed or instrument made supplemental hereto

Lettable Space means any areas within the Landlord’s Premises which are designed for and capable of exclusive beneficial occupation (including the Demised Premises but excluding the Common Parts and Service Accommodation)

Open Market Rent means the best clear yearly rent at which the Demised Premises might reasonably be expected to be let at the Review Date by a willing landlord to a willing tenant in the open market with vacant possession and without fine or premium for a term equal to the contractual term granted by this Lease but commencing on the Review Date at the rate applicable after the expiry of any rent free or reduced rent period and/or after the giving of any other inducement of such length or of such amount or nature as would be negotiated in the open market between the willing landlord and the willing tenant for fitting out purposes assuming (if not a fact) that:

(a)	the Landlord’s Premises (including the Demised Premises) and all rights appurtenant thereto and all buildings comprised therein are then in existence and if damaged or destroyed are fully restored and reinstated and any rent cesser or rent abatement in accordance with this Lease does not apply

(b)	the willing tenant has received the benefit of such rent free or reduced rent period or other inducement

(c)	the Demised Premises enjoy all rights and services necessary for the beneficial use thereof

(d)	all the Tenant’s covenants stipulations and conditions contained in this Lease have been duly and fully performed observed and complied with

(e)	no work has been carved out to the Demised Premises during the Term or during any period of occupation by the Tenant or any undertenant or their respective predecessors in title prior to the date of this Lease which would diminish the letting value thereof

(f)	(notwithstanding any act omission or default of the Tenant or other circumstance) the Demised Premises are fit and ready for immediate occupation and use and can lawfully be used for any use permitted by this Lease and on a lease which shall otherwise contain the same terms and provisions in all respects as this Lease (other than the amount of the Basic Rent but including the provisions for review of the Basic Rent herein contained on the basis that such review will take place at 5 yearly intervals) there being disregarded any effect on rent of:

(A)	the fact that the Tenant or any lawful sub-tenant or occupier or their respective predecessors in title has been in occupation of the Demised Premises

(B)	any goodwill attached to the Demised Premises by reason of the carrying on thereat of the business of the Tenant or any lawful sub-tenant or occupier or their respective predecessors in such business

(C)	any improvement lawfully carried out by the Tenant or any lawful sub-tenant or occupier at its own expense with the Landlord’s written consent (where required) otherwise than in pursuance of an obligation to the Landlord or its predecessors in title

(D)	all Statutory Rent Restrictions

Perpetuity Period means the period beginning on the date hereof and expiring on the sooner of eighty years from the date hereof and the Termination of the Term

Planning Acts means the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 the Planning (Consequential Provisions) Act 1990 the Planning and Compensation Act 1991 the Local Government Planning and Land Act 1980 the Local Government (Miscellaneous Provisions) Act 1982 the Housing and Planning Act 1986 and any act for

the time being in force of a similar nature or any laws and regulations intended to control or regulate the construction demolition alteration or change of use of land or buildings or to preserve or protect the environment or the national heritage

Plant means plant equipment machinery apparatus and installations

Prescribed Rate means four per centum per annum above Base Rate compounded with rests on the Rent Days such rate to apply as well after as before any judgment

Regulations means any reasonable regulations and any variations or additions thereto from time to time notified in writing to the Tenant and made by or on behalf of the Landlord for the proper management care or security of the Landlord’s Premises or the comfort safety or convenience of occupants thereof or persons resorting thereto and the regulations referred to in any Superior Lease

Rent Days mean 1 January 1 April l July and 1 October in each year and Relevant Rent Day shall be construed accordingly

Review Date means 1 April 2006

Review Period means the period between the Review Date and the Termination of the Term

Service Accommodation means any offices workshops storerooms caretaker’s lodges garaging for vehicles or other accommodation (whether on the Landlord’s Premises or not) provided in connection with the carrying out or provision of any of the Services

Service Charge means the Tenant’s Proportion of the Landlord’s Expenses and the whole of the Landlord’s Expenses relating solely to the Demised Premises

Services means subject to the provisions of the Sixth Schedule the services rendered works undertaken and obligations and costs assumed by or on behalf of the Landlord as described in Part I of the Sixth Schedule

Statutory Rent Restrictions means restrictions imposed by any Act of Parliament which operate to impose any limitation whether in time or amount on the review of the Basic Rent and/or the collection of an increase in the Basic Rent

Superior Landlord’s Estate means the property not demised to the Landlord pursuant to the Superior Lease and defined therein as “the Estate” in so far as such remains within the ownership of the Superior Landlord

Superior Landlord means the estate owner for the time being of any interest in reversion (whether mediate or immediate) on the termination of the term granted by the Superior Lease

Superior Lease means the lease dated 12 July 1999 made between Croft Homes Godmanchester Limited (1) Dean Homes Limited (2) under which the Landlord holds the Landlord’s Premises and the lease dated 7 December 1989 and made between Yelcon Limited and Norfolk House Group plc (1) Sectordate Limited (2) Pentaglen Limited (3) being headleases under which the Landlord holds the Demised Premises and any other lease in reversion to this Lease

Surveyor means an independent chartered surveyor of recognised standing experienced in the valuation and letting of premises so far as practicable of similar character or comparable to the Demised Premises in the locality thereof or if there are no such premises locally then in the same region as the Demised Premises or nationally (as the case may require)

Tenant includes its successors in title and assigns and in the case of an individual his personal representatives

Tenant’s Proportion means subject to the provisions of the Sixth Schedule such fair and reasonable proportion as the Landlord shall from time to time determine

Term means the term hereby granted and shall include any extension holding over or continuation thereof whether by statute agreement or otherwise

Termination of the Term means the determination of the Term whether by effluxion of time re-entry surrender or otherwise

Value Added Tax means Value Added Tax and any other tax replacing or supplementing the same from time to time

Construction

1.2 This Lease shall unless the context otherwise requires be construed on the basis that:

(a)	where the Tenant for the time being or any guarantor of this Lease comprises more than one person covenants and obligations assumed by the Tenant or any such guarantor (as the case may be) shall be construed as made by all such persons jointly and severally

(b)	the Term shall be deemed to commence for all purposes on the date of commencement specified in Clause 2

(c)

references (whether specific or general) to any Act of Parliament order instrument regulation directive direction or plan shall be deemed also to refer to any statutory or other modification or re-enactment thereof from time to time in force and to include any requirement having the force of law in the United Kingdom and any subordinate legislation order instrument regulation direction or plan from time to time in force made or issued thereunder or deriving validity therefrom or from any enactment repealed thereby or under any such modification or re-enactment

(d)	any rights easements and privileges reserved to the Landlord under this Lease and the benefit of all other provisions which may be exercised under this Lease by the Landlord shall also be for the benefit of and be exercisable by any Superior Landlord and any mortgagee of the Landlord and any provision requiring the consent or approval of the Landlord shall be construed as being deemed to require also the consent or approval of any Superior Landlord or mortgagee where necessary and any indemnity given to the Landlord shall be deemed to extend to any Superior Landlord or mortgagee

(e)	any covenant on the part of the Tenant not to do any act or thing shall include an obligation on the part of the Tenant not to permit or suffer such act or thing

(f)	words denoting one gender include the other genders and words denoting persons include firms and corporations and vice versa

(g)	clause and paragraph headings shall not affect the interpretation of this Lease

(h)	the words including and include shall be deemed to be followed by the words without limitation

DEMISE AND RENTS

2. In consideration of the rents hereby reserved and the covenants on the part of the Tenant and the conditions hereinafter contained the Landlord HEREBY DEMISES unto the Tenant the Demised Premises TOGETHER WITH (but to the exclusion of all others) so far as the Landlord is able to grant the same the rights set out in Part III of the First Schedule EXCEPTING AND RESERVING unto the Landlord and to all other persons from time to time entitled thereto the rights set out in Part IV of the First Schedule TO HOLD the same unto the Tenant SUBJECT TO all rights of light and air and all covenants easements rights and privileges (if any) affecting the Demised Premises including those contained or referred to in any Superior Lease (except the covenants to pay rent) and the rights covenants and other matters more particularly contained or referred to in the Property and Charges Registers of Title Numbers CB116714 and CB224688 and in the documents short particulars whereof are set out in Part V of the First Schedule for a term of ten years and six months commencing on 1 April 2001 and expiring on 30 September 2011 YIELDING AND PAYING therefor unto the Landlord without deduction set-off or counterclaim (except such as the Tenant may be required by law to deduct notwithstanding any stipulation to the contrary):

(a)	Basic Rent: yearly during the Term and so in proportion for any period less than a year the Basic Rent which shall be paid whether or not demanded in advance by equal quarterly payments on each of the Rent Days

(b)	Service Charge Rent: by way of further rent the Service Charge payable at the times and in the manner set out in Part III of the Sixth Schedule

(c)	Insurance Rent: by way of further rent amounts payable at the times and in the manner set out in Part IV of the Sixth Schedule

(d)	Further Rent: by way of further rent all interest and other amounts payable under and at the times set out in this Lease

(e)	Value Added Tax: the Value Added Tax which is or may be chargeable (by reason of an election of the Landlord or otherwise) in respect of the rents reserved by this Lease

RENT REVIEW

3. The Basic Rent shall be reviewed and (if appropriate) increased at the time and in the manner set out in the Second Schedule

TENANT’S COVENANTS

4. The Tenant covenants with the Landlord in the manner set out in the Third Schedule

LANDLORD’S COVENANTS

5. The Landlord covenants with the Tenant in the manner set out in the Fourth Schedule

PROVISOS

6. It is agreed and declared in the manner set out in the Fifth Schedule and Part V of the Sixth Schedule

RECORD OF WHETHER A NEW TENANCY

7. It is hereby recorded that the tenancy created by this Lease is a new tenancy within the meaning of section 1(3) of the Landlord and Tenant (Covenants) Act 1995

DULY DELIVERED AS A DEED on the date inserted on page 1

THE FIRST SCHEDULE

Part I

The Landlord’s Premises

The land situated at Cardinal Distribution Park Godmanchester Cambridgeshire together with the building or buildings now or hereafter erected thereon for the purpose of identification only shown edged red on Plan No.1 annexed hereto as the same are registered at HM Land Registry under title numbers CB116714 and CB224688 and any part thereof including all appurtenances now or hereafter situated thereon and the Common Parts

Part II

The Demised Premises

The land and buildings forming part of the Landlord’s Premises and known as Unit 11 Cardinal Distribution Park Godmanchester Cambridgeshire shown for identification only edged red on Plan No.2 annexed hereto all which premises include:

(a)	all Conducting Media and Plant in through over under or upon the said premises and any of the same within the Landlord’s Premises in each case exclusively serving the said premises

(b)	all landlord’s fixtures and fittings (other than Tenant’s and trade fixtures and fittings) at any time in or about the said premises

(c)	one half severed medially of all walls separating the said premises from adjoining premises (including the Common Parts) in the Landlord’s Premises

(d)	the Forecourt

but exclude the Common Parts

Part III

Rights Granted

The following rights (in common with the Landlord and all others now or hereafter entitled to the like rights and subject to the terms of this Lease and compliance with the Regulations):

Access

1. Ingress and egress with or without vehicles over and along the roads and vehicle ways to and from the Demised Premises and on foot only over and along the access ways and pavements leading to and from the Demised Premises in any such case as the Landlord may from time to time direct

Services

2. To use all Conducting Media now or hereafter during the Perpetuity Period provided from time to time for the Demised Premises and laid in under or over the Landlord’s Premises or in under or over any other property across which the Landlord shall have rights to carry the same for the passage of surface water and sewage from and water gas electricity telecommunications and other services to and from the Demised Premises

Support and shelter

3. The right of support and shelter for the Demised Premises from other parts of the Landlord’s Premises as presently enjoyed

Entry to adjoining premises

4. To enter upon adjoining or neighbouring parts of the Landlord’s Premises at all reasonable times and (except in case of emergency) upon reasonable notice and prior appointment with the Landlord and (as the case may require) with the tenants and occupiers thereof (subject to compliance with any other conditions restrictions and provisions affecting the exercise of such rights) for the purpose of inspecting maintaining cleansing repairing renewing and replacing such of the Conducting Media and all connections thereto as exclusively serve the Demised Premises provided that the Tenant in exercising such rights shall do so as expeditiously as practicable with all due diligence causing as little damage and inconvenience as practicable and forthwith make good to the reasonable satisfaction in all respects of the Landlord and the tenants and occupiers of the Landlord’s Premises or the owners of any other property and any Plant relating thereto (as the case may require) affected thereby all damage to the fabric of the Landlord’s Premises or disturbance thereby occasioned

Rights of Way over Superior Landlord’s Estate

5. The right of way over the roadways and footpaths forming part of the Superior Landlord’s Estate granted by the Superior Lease

Emergency access

6. In case of emergency only to use such access ways within the Landlord’s Premises as may be allocated from time to time by the Landlord

Sign

7. The right to place and thereafter retain a sign indicating the corporate or trading name of the Tenant and/or other permitted occupiers of the Demised Premises and the location of the Tenant and/or other permitted occupiers of the Demised Premises on the

Landlord’s Premises on any estate signboard situate at or near the entrance to the Landlord’s Premises so far as such a signboard exists

Part IV

Rights Excepted and Reserved

Rights excepted and reserved to Superior Landlord

1. All rights excepted or reserved to any Superior Landlord under any Superior Lease

Services

1.1 The free and uninterrupted passage and running of water soil gas electricity telecommunications and other services from and to all other parts of the Landlord’s Premises and any other adjoining or neighbouring land and buildings (whether belonging to the Landlord or not) through and along all Conducting Media which are now or may hereafter during the Perpetuity Period be in over or under the Demised Premises together with the right to connect into the same

1.2 The right to lay Conducting Media in through or under the Demised Premises and to make connections thereto and to divert and alter the course thereof (whether connected to the Demised Premises or not but not so as to deprive the Demised Premises of the benefit of any such service) and to enter upon the Demised Premises for such purposes provided always that the person or persons exercising such rights shall cause as little inconvenience as reasonably possible and make good all damage occasioned thereby to the Demised Premises

Light and air

2. All rights of light air and other easements quasi-easements and rights (but without prejudice to those expressly hereinbefore granted to the Tenant) now belonging to or enjoyed by the Demised Premises or which may at any time during the Perpetuity Period be acquired by the Demised Premises from or over the other parts of the Landlord’s Premises or any adjoining or neighbouring land or buildings

Support and shelter

3. The right of support and shelter and all other easements quasi-easements and rights now belonging to or enjoyed by other parts of the Landlord’s Premises and/or any adjoining or neighbouring land or buildings belonging to the Landlord or which may at any time be acquired during the Perpetuity Period

Entry to Demised Premises

4. The right to enter the Demised Premises at all times in case of emergency and otherwise at all reasonable times on reasonable notice with or without workmen and others and all necessary appliances and materials where the Tenant covenants in this Lease to permit entry or for any other purpose mentioned in this Lease including entry by security staff (if any) employed by the Landlord or its agents the persons exercising such rights causing as little damage as reasonably practicable to the Demised Premises and making good or procuring the making good as soon as reasonably practicable of all damage to the fabric thereof thereby occasioned provided that the Tenant shall (except where the Landlord or its agents are exercising any rights of entry to the Demised Premises on the Tenant’s default under this Lease) be permitted to accompany the persons so entering at all times and provided further that (except where the Landlord or its agents are exercising any rights of entry to the Demised Premises on the Tenant’s default under this Lease) the person so entering complies with the Tenant’s reasonable instructions and requirements relating to health and safety and in respect of the integrity of any specialised areas including (but without prejudice to the generality of the foregoing) clean rooms and in respect of confidentiality

Works to and use of adjoining premises

5. The right at all times during the Term in such manner as the Landlord may think fit to:

(a)	execute or permit or suffer the execution of excavations works repairs or alterations on under or to any part of the Landlord’s Premises or any other adjoining or neighbouring land and buildings including the right to build on or into any boundary wall of the Demised Premises and make use of any column or support thereof and to erect scaffolding

(b)	use or deal with such adjoining or neighbouring land and buildings notwithstanding that the access of light or air to the Demised Premises or any other liberty easement right or advantage belonging to the Tenant may thereby be diminished or interfered with or prejudicially affected provided that such rights shall be exercised so as to cause as little inconvenience to the Tenant and its beneficial use and occupation of the Demised Premises as is reasonably practicable (including minimisation of vibration caused thereby to the Demised Premises so far as reasonably practicable) and any physical damage caused to the Demised Premises as a result of the exercise of such rights shall be made good to the reasonable satisfaction of the Tenant at the expense of the person causing such damage

Access

5.2 The right to cross and recross the Forecourt and such access ways and pavements within the curtilage of the Demised Premises always in cases of emergency and otherwise where reasonably necessary for the purposes of gaining access to and egress from any other parts of the Landlord’s Premises

5.3 The right to enter upon the unbuilt parts of the Demised Premises (including the Forecourt and Fire Escape Routes) at all times with or without workmen and others and all necessary appliances and materials for the purpose of keeping planted areas on the Demised Premises stocked and tended and grassed areas mown

Utilities

6. The right to grant rights over the Demised Premises in favour of utility providers for the benefit of the Landlord’s Premises or any part thereof and to which the Demised Premises shall thereafter be subject provided that this right (in relation to that part of the Demised Premises not comprising the Forecourt) be limited to utilities in existence at the date hereof and in respect of which rights have not been formally granted.

Part V

Documents referred to in Clause 2

Date	Nature of Document	Parties
None

THE SECOND SCHEDULE

Rent Review

1. The Basic Rent shall be reviewed as at and (if appropriate) increased on the Review Date as hereinafter provided and the amount of the Basic Rent payable for the Review Period shall be the Basic Rent which was (or which but for Statutory Rent Restrictions or any rent cesser or rent abatement in accordance with this Lease would have been) payable immediately prior to the Review Date increased by the amount (if any) by which the Open Market Rent as at the Review Date exceeds the Basic Rent at the aforesaid yearly rate

2. The Landlord and the Tenant shall endeavour to agree the amount of the Open Market Rent as at the Review Date but if (for whatever reason) the Open Market Rent shall not have been unconditionally agreed in writing three months before the Review Date either the Landlord or the Tenant may at any time thereafter (whether before or after the Review Date) by notice in writing to the other require that the determination of the Open Market Rent be referred to the Surveyor who shall act as an expert

3. In the case of determination by the Surveyor the following provisions shall have effect:

(a)	the Surveyor shall be appointed by the Landlord and the Tenant or in default of agreement on such appointment by the President (or other the acting Chief Officer) for the time being of the Royal Institution of Chartered Surveyors on the written application of the Landlord or the Tenant

(b)	the Surveyor shall invite the Landlord and the Tenant to submit to him within such time limits as he shall consider appropriate such written representations and cross representations as to the amount of the Open Market Rent with such supporting evidence as they may respectively wish

(c)	the Surveyor will within two months after his appointment or within such extended period as the parties shall agree (acting reasonably) give to the Landlord and the Tenant written notice of the amount of the Open Market Rent as determined by him and his determination shall be final and binding on the parties to this Lease

(d)	if the Surveyor shall not have given notice of his determination within the period and in manner aforesaid or if for any reason it becomes apparent that he will be unable to do so within such period the Landlord and the Tenant may agree upon or either of them (having first informed the other in writing) may apply for a new Surveyor to be appointed in his place (which procedure may be repeated as many times as may be necessary) provided always that any such determination given by the Surveyor outside such time limit but prior to the appointment of a new Surveyor shall be valid and effective but if given thereafter shall be null and void

(e)	the Surveyor’s fees or charges (including the costs of his appointment) shall be borne between the Landlord and the Tenant in such proportions as the Surveyor shall determine or in the event that no determination is made equally between the Landlord and the Tenant

4. If the Open Market Rent has not been ascertained (by agreement or determination) by the Review Date the Tenant shall pay to the Landlord until the date when the Open Market Rent has been ascertained as aforesaid the Basic Rent at the yearly rate payable for the period immediately preceding the Review Date and upon the amount of the Basic Rent actually payable from the Review Date being ascertained the Tenant shall forthwith pay to the Landlord in respect of the period commencing on the Review Date and ending on the Relevant Rent Day immediately following such ascertainment the amount by which the Open Market Rent for such period exceeds the Basic Rent at the rate previously payable together with interest thereon at Base Rate for the period commencing on the Review Date (or the Relevant Rent Day upon which the relevant proportion of the same would have become due had the Open Market Rent been ascertained before the Review Date) and ending on the date of payment

5. Throughout any period during the Term that Statutory Rent Restrictions shall apply to prevent or prohibit either wholly or partially:

(a)	the operation of the above provisions for review of the Basic Rent then the Review Date shall be postponed to take effect on the earliest date thereafter upon which such review may occur and if there shall be a partial relaxation of the Statutory Rent Restrictions there shall be a further review of the Basic Rent on the earliest date thereafter as aforesaid notwithstanding that the Basic Rent may have been increased partially on or since the original Review Date

(b)	the collection of any increase in the Basic Rent or any instalment or part thereof by the Landlord or the retention thereof at any time after collection then the collection of any increase or increases in the Basic Rent shall be postponed to take effect on the earliest date or dates thereafter that such increase or increases may be collected and/or retained in whole or in part and on as many occasions as shall be required to ensure the collection of the whole increase and until the Statutory Rent Restrictions shall be removed the Basic Rent shall be the maximum sum from time to time permitted by the Statutory Rent Restrictions

6. When the Open Market Rent is ascertained pursuant to this Schedule the Landlord and the Tenant shall cause a memorandum of the yearly amount of the Basic Rent payable under this Lease for the Review Period to be endorsed or affixed on this Lease and the counterpart and such memorandum shall be signed by or on behalf of the Landlord and Tenant respectively

7. For the avoidance of doubt it is declared that:

(a)	the Basic Rent payable for the Review Period shall not be less than the amount of the Basic Rent payable (or which but for Statutory Rent Restrictions or any rent cesser or rent abatement in accordance with this Lease would have been payable) for the period immediately preceding the commencement of the Review Period

(b)	any agreement between or other memorandum in writing signed by or on behalf of the Landlord and the Tenant as to the amount of the Open Market Rent as at the Review Date or the amount of the Basic Rent payable during the Review Period shall be valid and binding on the parties to this Lease notwithstanding the appointment of the Surveyor or any application for his appointment or the failure in any manner to adhere to the foregoing procedures methods or timetables for review of the Basic Rent or determination of the Open Market Rent

THE THIRD SCHEDULE

Tenant’s Covenants

Pay rents

1. To pay to the Landlord the Basic Rent and other rents payable under this Lease at the times and in the manner as provided in this Lease without any deduction set-off or counterclaim except as aforesaid the Basic Rent and any Value Added Tax to be paid by means of a banker’s standing order or by such other method as the Landlord may reasonably require

Pay outgoings

2.1 To pay and discharge all existing and future rates taxes duties charges assessments impositions and outgoings whatsoever (whether parliamentary parochial local or of any other description) which are now or may at any time hereafter be assessed charged levied or imposed or payable (a) in respect of the Demised Premises or (b) on or by any estate owner landlord tenant or occupier in respect thereof (except (subject to paragraphs 27(d) and 28 (VAT) of this Schedule) any tax payable by the Landlord as a direct result of the ownership of or a dealing by the Landlord with its reversionary interest in the Demised Premises or the receipt by the Landlord of the Basic Rent) and in the absence of direct assessment on the Demised Premises or the Tenant then so far as the same is not comprised in the Service Charge to pay to the Landlord on demand a fair proportion thereof to be settled in case of dispute by the Landlord’s Surveyor

2.2 To pay for all gas electricity and water consumed or used on or for the Demised Premises and all standing charges and charges for meters and installation hire and maintenance in respect thereof and to observe all regulations and requirements of the relevant supply authorities and to pay for all telephone and other communication systems serving the Demised Premises

2.3 If the Demised Premises shall at any time during the Term be unoccupied for any period during which the Tenant or any other person shall be entitled to claim or take the benefit of any relief from the payment of general rates or other outgoings and in consequence the amount of any claim to or benefit of similar relief which would otherwise be available to the Landlord in respect of any period following the Termination of the Term if the Demised Premises were vacant shall or may be reduced or lost to pay to the Landlord on demand in respect of such period an amount equal to the whole amount of the value to the Landlord of the claim or benefit which is not available to the Landlord and which would otherwise have been available to the Landlord in respect of the Demised Premises had the same been fully occupied throughout the Term and left unoccupied thereafter (no account being taken of any period of actual occupation by any person after the Termination of the Term)

Repair

3. To keep in good and substantial repair and condition and as necessary in whole or in part where beyond economic repair rebuild replace and renew and keep clean and properly maintained the Demised Premises (including the exterior and structure and regardless of the age or state of the Demised Premises) and to replace from time to time all landlord’s fixtures fittings and appurtenances in the Demised Premises which may be or become beyond repair at any time during the Term or at the Termination of the Term provided that there shall be excepted damage by any of the Insured Risks to the extent that the insurance of the Landlord’s Premises effected by the Landlord has not been vitiated or prejudiced or payment of the insurance moneys refused in whole or in part as a consequence of any act or default of the Tenant or any undertenant or their respective servants agents licensees or invitees

Decoration maintenance and cleaning

4.1 As and whenever necessary and in any event at intervals of not more than five years and also during the last six months prior to or at the Termination of the Term to have prepared and painted those parts of the Demised Premises usually painted with two coats at least of good quality paint and otherwise to have professionally treated or decorated all other parts of the Demised Premises requiring treatment for preservation and protection provided that such work shall not be required by the Landlord more than once in the last twelve months of the Term

4.2 To carry out such painting decoration or other treatment in a proper and workmanlike manner to the reasonable satisfaction of the Landlord and in accordance with such reasonable directions in regard thereto as may from time to time be communicated to the Tenant by or on behalf of the Landlord and during the last year prior to or at the Termination of the Term in colours tints and materials previously approved in writing by the Landlord such approval not to be unreasonably withheld or delayed

4.3 Forthwith to replace all broken or damaged glass in the Demised Premises with glass of a similar colour tint and specification

4.4 To clean all windows (externally and internally) and window frames and other glass comprised in the Demised Premises as often as is reasonably necessary

4.5 To procure that all electrical and mechanical Plant (including central heating and air conditioning equipment exclusively serving the Demised Premises but excluding any of the Common Parts) is properly and regularly serviced and maintained by qualified persons and to maintain any external lighting on the Demised Premises in good condition and fully operational during night-time working hours and to so maintain any external security lighting during all hours of darkness

4.6 To keep any areas not covered by buildings clear of all rubbish and as to the Forecourt and Fire Escape Routes free from weeds and properly surfaced and in good condition

Yield up

5. To yield up the Demised Premises unto the Landlord at the Termination of the Term so painted treated repaired cleansed maintained amended and kept as aforesaid and otherwise as shall be in accordance with the covenants and conditions contained in or imposed by virtue of this Lease and the keys and all fixtures (other than tenant’s and trade fixtures) of every kind in or upon the Demised Premises or which during the Term may be affixed or fastened to or upon the same and prior to the Termination of the Term to the reasonable satisfaction of the Landlord:

(a)	in case any of the said fixtures shall be missing damaged destroyed or beyond repair forthwith to replace them with others of a similar or more modern character and of no less value and

(b)	unless released from compliance by written notice given by the Landlord prior to the Termination of the Term to remove from the Demised Premises all tenant’s and trade fixtures and fittings and furniture and effects and signage and if any alterations have been made to the Demised Premises (whether during the Term or during any period of occupation by the Tenant or any undertenant or their respective predecessors in title prior to the date of this Lease) to reinstate the Demised Premises to the condition in which the same were prior to the making of such alterations

(c)	to make good any damage caused to the Demised Premises by any such reinstatement or removal or the removal of any fixtures fittings furniture or effects and

(d)	to replace the floor coverings laid in the Demised Premises with new floor coverings of the design style material and quality as are fitted at the date hereof or as may be otherwise approved in writing by the Landlord provided that if the Tenant shall fail to leave the Demised Premises in all respects in the state and condition in which the same should be left the Tenant shall in addition to the reasonable costs of remedying the same pay to the Landlord by way of liquidated damages a sum equal to the proportion of the rents reserved by this Lease at the rates applicable immediately prior to the Termination of the Term payable for the period from the Termination of the Term to the date on which the same shall have been remedied or ought to have been remedied if the same had been remedied as speedily as reasonably practicable

Permit entry for Landlord and others

6. To permit the Landlord and others authorised by it with all necessary equipment at all times in case of emergency and otherwise at any reasonable times on reasonable prior notice without interruption or interference to enter upon the Demised Premises for such period as shall be necessary:

(a)	to examine the Demised Premises to ensure that nothing has been done or omitted which constitutes or may be a breach or non-performance of any of the covenants contained in this Lease

(b)	to take schedules or inventories of the items to be yielded up at the Termination of the Term

(c)	to exercise any rights excepted and reserved to the Landlord and for any other purpose connected with the interest of the Landlord in the Landlord’s Premises or the disposal or charge thereof

(d)	to enable the Landlord to comply with any of its covenants and for all purposes in connection with the Services

(e)	to inspect and measure the Demised Premises and for all purposes connected with any intended or pending step under the provisions of Part II of the Landlord and Tenant Act 1954 or the review of the Basic Rent hereunder

(f)	to inspect and execute repairs additions or alterations to or upon or maintain the Landlord’s Premises and any adjoining or neighbouring premises

(g)	to inspect maintain cleanse repair alter test renew replace lay and make connections to the Conducting Media

(h)	for all purposes in connection with any Superior Lease including to take any action or steps to remedy anything which shall or may or may tend to be a breach or non-observance thereof or to prevent any forfeiture or anticipated forfeiture thereof subject to the person exercising such rights making good to the Tenant as soon as reasonably practicable all physical damage to the Demised Premises thereby occasioned and provided that the Tenant shall (except where the Landlord or its agents are exercising any rights of entry to the Demised Premises on the Tenant’s default under this Lease) be permitted to accompany the persons so entering at all times and provided further that (except where the Landlord or its agents are exercising any rights of entry to the Demised Premises on the Tenant’s default under this Lease) the person so entering complies with the Tenant’s reasonable instructions and requirements relating to health and safety and in respect of the integrity of any specialised areas including (but without prejudice to the generality of the foregoing) clean rooms and in respect of confidentiality

Remedy wants of repair and entry for Landlord on default

7. Forthwith to commence and diligently proceed to remedy repair and make good all breaches of covenant wants of repair and of decoration and defects of which notice shall be given by the Landlord to the Tenant and which the Tenant shall be liable to remedy repair or make good pursuant to the provisions of the Lease and if the Tenant shall so fail to remedy repair and make good the matters prescribed in such notice within a reasonable time to permit the Landlord and all persons authorised by the Landlord with or without equipment to enter into and stay upon the Demised Premises and remedy repair and make good the same at the expense of the Tenant (but so that any other right or remedy of the Landlord under this Lease shall not thereby be prejudiced) and to pay on demand the proper costs and expenses thereof together with interest thereon at the Prescribed Rate from the respective dates of expenditure by the Landlord to the date of reimbursement which amounts shall be a debt due from the Tenant to the Landlord and recoverable at the option of the Landlord by action or as rent in arrear

Letting and dealing boards

8. To permit the Landlord and its servants and agents at any reasonable time during the Term to enter upon the Demised Premises following reasonable prior notice and affix and retain without interference in a conspicuous position (but not so as adversely to interfere with the access of light and air to or the use and enjoyment of the Demised Premises in any material respect) notices for re-letting the same (if the Term is likely to be determined) or selling the Landlord’s interest in the Landlord’s Premises and to permit all persons with written authority from the Landlord or the Landlord’s agents at reasonable times of the day to enter and view the Demised Premises without interruption provided that the Tenant shall be permitted to accompany the persons so entering at all times and provided further that the person so entering complies with the Tenant’s reasonable instructions and requirements relating to health and safety and in respect of the integrity of any specialised areas including (but without prejudice to the generality of the foregoing) clean rooms and in respect of confidentiality

Notices

9. Immediately on receipt by the Tenant of any notice or communication from a competent authority affecting the Landlord’s Premises or their use to send to the Landlord a copy thereof and in any event when the Tenant first becomes aware of the service of such notice or of any circumstances likely to lead to service of such a notice to give to the Landlord full particulars of such notice or circumstances and to make or join in making such objection or representation against or in respect of the same as the Landlord or any Superior Landlord may reasonably require provided that (in relation to joining in making such objection or representation) the Tenant shall not be obliged to do so if it would be detrimental to its business to do so

Statutory requirements

10.1 At the expense of the Tenant to comply with all present and future Acts of Parliament relating to the Demised Premises or their use or the employment of persons therein and if the same would require Landlord’s consent pursuant to paragraph 12 of this Schedule to obtain the Landlord’s approval (such approval not to be unreasonably withheld or delayed) for and execute at the Tenant’s own expense any work required to be carried out in or to the Demised Premises whether such work is required to be carried out by the owner or the occupier or any other person

10.2 Not at any time to do or omit on or about the Demised Premises any act or thing by reason of which the Landlord may under any such Acts incur or have imposed upon it or become liable to pay any levy penalty damages compensation costs charges or expenses

10.3 To obtain all licences permissions and consents and to execute and do all works and things and to bear and pay all expenses required or imposed by any such Acts in respect of any works carried out by the Tenant on the Demised Premises or of any user thereof or of the employment of any persons therein

Planning

11.1 At the expense of the Tenant to comply with the provisions and requirements of the Planning Acts and all licences consents permissions and conditions now or hereafter existing granted or imposed thereunder or under any enactment repealed thereby so far as the same are implemented and relate to or affect the Demised Premises or any operations works acts or things now or hereafter carried out executed done or omitted thereon or the use thereon for any purpose

11.2 So often as necessary at the expense of the Tenant to obtain from the Local Planning Authority or other competent authority all licences consents and permissions required under the Planning Acts for any works to or operations on the Demised Premises or the institution or continuance of any use thereof but so that the Tenant shall not make any application for planning permission without the previous written consent of the Landlord such consent not to be unreasonably withheld or delayed

11.3 Notwithstanding any consent which may be granted by the Landlord not to carry out any works or any alteration or addition to the Demised Premises or any change of use thereof (for which a planning permission needs to be obtained) before a planning permission therefor has been produced to and approved by the Landlord (such approval not to be unreasonably withheld or delayed in the case of alterations or a change of use permitted by this Lease or in respect of which the Landlord’s consent is not to be unreasonably withheld) provided that the Landlord may refuse to express its approval on the grounds that the period thereof or anything contained therein or omitted therefrom in the reasonable opinion of the Landlord would be (whether during the Term or following the Termination of the Term) materially prejudicial to the Landlord’s interest in the Landlord’s Premises or any adjoining or neighbouring land and property belonging to the Landlord

11.4 Unless the Landlord shall otherwise direct to carry out before the Termination of the Term any works stipulated to be carried out to the Demised Premises by a date subsequent to the Termination of the Term as a condition of any planning permission which may have been granted during the Term to and implemented by the Tenant or any person deriving title under or through the Tenant before or during the Term

11.5 In any case where permission for any development has been granted subject to conditions the Landlord shall be entitled in circumstances where reasonable to do so as a condition of giving its consent to the permitted development to require the Tenant to provide reasonable security to the Landlord for the compliance with such conditions and the development shall not be commenced or the use instituted until such security shall have been provided

11.6 Not to do any thing on or with reference to the Demised Premises which may be grounds for or cause or lead to the compulsory acquisition thereof

11.7 Not to serve any purchase notice under the Planning Acts requiring any authority to purchase the interest of the Tenant in the Demised Premises

11.8 To produce on demand to the Landlord or as directed by it to any third party all such plans documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of the covenants contained in paragraphs 10 and 11 (statutory requirements and planning) of this Schedule have been complied with

Alterations

12.1.1 Not to make any alterations or additions in or to the Demised Premises except (with the prior written consent of the Landlord which shall not be unreasonably withheld or delayed) alterations required to comply with the provisions of paragraphs 10 and 11 of this Schedule (statutory requirements and planning) provided that it may be a condition of any such consent that the Tenant shall enter into such covenants with the Landlord with regard to the execution and reinstatement of the works in such form as the Landlord may reasonably require

12.1.2 No consent shall be required for internal non-structural alterations which do not interface with or affect the Conducting Media on the basis that details of any such alterations shall be supplied to the Landlord forthwith

12.2 Not to remove any fixtures (of whatever kind) and fittings comprised in the Demised Premises except the Tenant’s trade fittings which do not on installation become Landlord’s fixtures or fittings unless the Tenant shall on such removal replace the same with fixtures and/or fittings (as the case may be) of equal value and utility

12.3 Not to make any alterations or additions to the electrical gas water or telecommunications installations of the Demised Premises without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) provided that the Tenant shall be permitted to make alterations to internal wiring and data points without consent and to procure that all such alterations or additions permitted by this paragraph are carried out by suitably qualified and skilled persons in accordance with regulations and standards of the relevant supply authority

12.4 To carry out and complete the work involved in all alterations to the Demised Premises in accordance with the terms of all consents with materials of suitable good quality in a proper and workmanlike manner and to the reasonable satisfaction of the Landlord

12.5 On completion of the installation of anything which shall become part of the Demised Premises forthwith to give to the Landlord written notice of the same stating the full cost of reinstatement thereof

12.6 Not to erect or affix to the exterior of the Demised Premises or to any other part of the Landlord’s Premises any aerials posts wires fittings or works for telegraphic communication or other Plant nor to make any aperture in any wall without the prior consent of the Landlord (such consent not to be unreasonably withheld or delayed)

12.7 Not to interfere with any Conducting Media which now are or may hereafter be in or through the Demised Premises or the Landlord’s Premises nor cause access thereto to be or become more difficult than the same now is nor to cause the Conducting Media serving the Demised Premises or within the Landlord’s Premises to be overloaded or subjected to use in excess of that for which the same were designed or restrict the level of supply of water air gas electricity or other services to other parts of the Landlord’s Premises

12.8 Where the CDM Regulations apply to any alterations additions or other work to the Demised Premises:

(a)	prior to commencement of any such works to make and serve a declaration to the Health and Safety Executive to the effect that the Tenant shall act as the sole client in respect of such works for the purpose of the CDM Regulations (and supply a copy of the same to the Landlord)

(b)	to act as the sole client in respect of such works for the purposes of the CDM Regulations and to comply with all the obligations imposed upon the client by the CDM Regulations

(c)	to procure that the Tenant’s planning supervisor (appointed from time to time under the CDM Regulations) and the Tenant’s contractors and designers shall comply in all respects with the CDM Regulations

(d)	on completion of such works to supply to the Landlord’s Surveyor for retention by the Landlord a full and complete copy of the Health and Safety File for the works prepared in accordance with the CDM Regulations and any code of practice or other guidance issued by any competent authority (the Health and Safety File) together with a royalty free irrevocable and non-exclusive copyright licence or licences to use and reproduce the same for any purposes relating to the Landlord’s Premises or any part thereof (which licences shall carry the right to grant sub-licences and shall be transferable to third parties)

12.9 At the Termination of the Term to forthwith deliver to the Landlord any and all Health and Safety Files relating to the Demised Premises produced and kept in accordance with the CDM Regulations

12.10 If the Tenant or any other occupier of the Demised Premises shall carry out any building work alteration change of use or any other development on or to the Demised Premises to indemnify the Landlord against all liability whether immediate or consequential for any tax levy imposition or charge of whatsoever nature for which the Landlord may be or become liable as a result of the same and also against any further liability to tax flowing from this indemnity or any payment pursuant to it and to repay to the Landlord on demand the amount thereof together with interest at the Prescribed Rate from the date of payment by the Landlord to the date of such repayment all which sums in default of payment shall be recoverable at the option of the Landlord by action or as rent in arrear

Signs

13.1 Not to affix to or display on the Demised Premises any sign hoarding poster placard blind or advertisement which shall be visible from the outside of the Demised Premises except with the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) such means of identification and other signs bearing the corporate or trading name of the Tenant and its corporate logo or any other permitted occupier of the Demised Premises and the nature of its business as shall be reasonably necessary in connection with the use and occupation of the Demised Premises for the time being the number position size of which shall first have been approved in writing by the Landlord such approval not to be unreasonably withheld or delayed so long as the same shall be in accordance with the Landlord’s signage policy for the Landlord’s Premises

13.2 To give to the Landlord’s Surveyor details of the corporate or trading name of the Tenant or other permitted occupiers of the Demised Premises for the time being for display upon the directory boards and signs (if any) in the Landlord’s Premises which signs (if any) will also show the location of the Tenant on the Demised Premises

Dangerous and deleterious substances

14. Not to keep on the Demised Premises any substance of a dangerous corrosive combustible explosive radio-active volatile unstable or offensive nature or which might in any way damage the Demised Premises or the Conducting Media serving the same (except with the prior written consent of the Landlord such consent not to be unreasonably withheld or delayed and after giving due notice to any insurers of the Demised Premises and subject to any requirements imposed by them (with which the Tenant shall comply) small quantities of inflammable materials used in connection with the business carried on in the Demised Premises) or the keeping or use of which may contravene any Acts of Parliament nor to stop up or obstruct in any way or permit oil or grease or other deleterious or other substances that might cause damage to health or the environment to enter by any means the Conducting Media serving the Demised Premises or the Landlord’s Premises or any adjoining or neighbouring premises including the Superior Landlord’s Estate and in the event of such damage or obstruction forthwith to remedy the same and make good all damage to the entire satisfaction of the Landlord

Fire precautions

15.1 At the expense of the Tenant to comply with all requirements from time to time of the appropriate authority in relation to fire precautions affecting the Demised Premises and to keep and maintain sufficient fire fighting and extinguishing apparatus in and about the Demised Premises installed in compliance with such requirements and recommendations and with any legal requirements and open to inspection and maintained to the reasonable satisfaction of the Landlord and not to obstruct the access to or means of working of the same

15.2 Not to remove or interfere with any fire fighting or extinguishing apparatus or appliances or any fire alarm system or associated equipment provided by the Landlord for the Landlord’s Premises nor to obstruct the access to or means of working or operation of any the same

15.3 To maintain Fire Escape Routes within the curtilage of the Demised Premises in compliance with the Tenant’s obligations relating to statutory requirements planning and fire precautions under the provisions of this paragraph 15 and paragraphs 10 and 11 of this Schedule and to keep open and free from obstruction any of the same at all times

Securing unoccupied premises and use of Common Parts

16.1 Throughout any period during which the Demised Premises are closed for business or are unoccupied (whether or not furnished) to keep the Demised Premises fully secured and (if not provided as part of the Services) to provide such caretaking and other arrangements as may be necessary to give the Demised Premises reasonable protection from vandalism theft or unlawful occupation and to pay additional insurance premiums arising therefrom

16.2 Not to cause any damage or obstruction to the Common Parts or to the means of working of any Plant or services comprised within the Common Parts

16.3 Not to use any of the Common Parts other than for purposes ancillary to the permitted use and in particular not to use any of those areas for storage and not to obstruct any of the Common Parts or use any part of the Common Parts for the purpose of maintaining or repairing vehicles and not to park vehicles on any part of the Common Parts or on the Superior Landlord’s Estate other than those expressly allocated for such purpose hereunder

Loadings

17. Not to impose on any part of the floors roof trusses ceilings or the structure of the Demised Premises any load or weight greater than that which the same are designed or constructed to bear with due margin for safety nor by machinery or otherwise to cause or permit any undue vibration to or nuisance by noise or otherwise in the Demised Premises

Use

18.1 Not to use the Demised Premises or any part thereof:

(a)	for residential purposes or as sleeping accommodation

(b)	for any noisy noxious offensive dangerous illegal or immoral purpose or for any auction political or public meeting entertainment or exhibition or for gambling

(c)	in a manner which would cause noxious polluting or contaminative substances to be spilled leaked emitted or deposited on in under or from the Demised Premises and to clean up and carry out any other necessary remediation works arising from any such matter

(d)	in any way or for any purpose which may be an annoyance nuisance damage disturbance or inconvenience to or prejudice the Landlord or the Landlord’s Premises or the owners or occupiers of any adjoining or neighbouring premises or the neighbourhood

18.2 Without prejudice to the generality of the foregoing not to use the Demised Premises otherwise than for purposes within Class B1(c) or B8 of the Schedule to the Town and Country Planning (Use Classes) Order 1987 (but not including in the context of this sub-paragraph any Order amending or replacing the same) Provided that no part of the Demised Premises shall be used for the retail sale of fuel

Insurers’ requirements

19.1 To carry out at the Tenant’s expense such works and other precautions as may be required by any insurers of the Landlord’s Premises in accordance with their directions and not to carry on upon the Demised Premises or any adjoining property controlled by the Tenant any trade business or activity or do or omit any act or thing on or in relation to the Demised Premises which may make void or voidable any policy of insurance of the Landlord’s Premises or of any adjoining or neighbouring premises belonging to the Landlord or any Superior Landlord or (unless (without prejudice to the other covenants in this Lease) the Tenant pays the same and notifies the Landlord as soon as reasonably practicable) render any increased or extra premium payable for such insurance

19.2 To pay forthwith on demand to the Landlord the whole of the amount (including professional and other fees and costs) which should have been recoverable under any insurance of the Landlord’s Premises or any adjoining or neighbouring premises of the Landlord rendered irrecoverable as a consequence of any act or default of the Tenant or any undertenant or their respective servants agents licensees or visitors

Notify damage by Insured Risks

20. To give immediate written notice to the Landlord of any destruction of or damage to the Demised Premises stating whether and to what extent the same was brought about directly or indirectly by any of the Insured Risks

Prevent encroachments

21.1 Not knowingly to permit any owner of any property adjoining or near the Demised Premises to acquire any rights of way light or air or other privilege or easement or make any encroachment over against out of or upon the Demised Premises nor to give any acknowledgement that the Demised Premises enjoy any such rights by the consent of any third party and as soon as the Tenant shall become aware thereof or of any act or thing which might result in the acquisition or making of any of the same to give immediate written notice thereof to the Landlord and at the Landlord’s expense to take such steps or action as may be reasonably required by the Landlord for preventing any of the same from being acquired or made

21.2 Not without obtaining the prior written consent of the Landlord to stop up darken or obscure any windows or lights belonging to the Demised Premises

Alienation

Charges

21.1(a) Not to charge the Demised Premises in part

(b)	Not to charge the Demised Premises as a whole save pursuant to a debenture granted to the Tenant’s bankers in the ordinary course of business charging the whole or substantially the whole of the Tenant’s business assets

Declarations of Trust

22.2 Not to hold the whole or any part of the Demised Premises or this Lease in trust for another

Assignments

22.3 Not to assign the Demised Premises or this Lease in any part less than the whole

22.4 Not to assign the whole of the Demised Premises:

(a)	(if the Landlord shall reasonably so require) without obtaining from a guarantor or guarantors reasonably acceptable to the Landlord a full guarantee of the covenants of the proposed assignee by deed in such form as shall be reasonably required by the Landlord nor

(b)	unless the Tenant has paid or provided security reasonably acceptable to the Landlord for all rents and other sums due from the Tenant and outstanding under this Lease prior to the date of the assignment nor

(c)	if the proposed assignee is a company which is in the same group of companies (within the meaning of section 42 of the Landlord and Tenant Act 1954) as the Tenant (unless in the reasonable opinion of the Landlord the financial standing of the proposed assignee is not inferior to that of the Tenant (together with any guarantees or additional security for the performance of any tenant’s covenants)) nor

(d)	if in the reasonable opinion of the Landlord the proposed assignee is not of sufficient financial standing to enable it to pay the rents reserved from time to time by this Lease and otherwise perform the covenants on the part of the Tenant contained in this Lease

22.5 Not to assign or transfer the whole of the Demised Premises otherwise than in accordance with nor without in each and every such case first complying with the foregoing provisions and subject to having complied with them and subject to paragraph 22.6 of this Schedule not without obtaining the prior written consent of the Landlord which consent shall not be unreasonably withheld or delayed

22.6 The Landlord and the Tenant agree that for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 the Landlord may give its consent to an assignment subject to conditions that:

(a)	the Tenant by deed enters into an Authorised Guarantee Agreement

(b)	if reasonable in the circumstances for the Landlord to require the same any guarantor whose guarantee is subsisting immediately before the assignment enters into a guarantee with the Landlord in such form as the Landlord may reasonably require of the Tenant’s obligations under the Authorised Guarantee Agreement

(c)	the Tenant obtains from the assignee a covenant by deed with the Landlord to pay the Basic Rent and all other rents reserved by this Lease and to observe and perform all the covenants on the part of the Tenant and the conditions contained in this Lease from the date of the deed of transfer or deed of assignment of the Demised Premises until such time as the assignee shall be released pursuant to the Landlord and Tenant (Covenants) Act 1995

Underlettings

22.7 Not to underlet any part or parts of the Demised Premises

22.8 Not to underlet the Demised Premises:

(a)	at a rent payable more than two quarters in advance

(b)	other than on terms which shall contain provisions for review of the rent thereby reserved at such intervals no less frequent than shall be normal in the market for similar property at the time of the grant thereof having regard to the terms of the proposed underlease

(c)	unless the underlessee shall be prohibited from sub-underletting the whole or any part of the premises so underlet

(d)	other than on terms which shall incorporate such provisions as are necessary to ensure that any such underlease is consistent with and in all respects no less onerous than the provisions of this Lease

(e)	unless the form of underlease is first approved by the Landlord (such approval not to be unreasonably withheld or delayed)

(f)	unless the property to be underlet falls wholly within the Demised Premises as comprised within this Lease and does not include any property or any right over any property which is not demised or granted by this Lease

22.9 Not to underlet the whole of the Demised Premises at a rent less than the best rack rental reasonably obtainable in the open market without fine premium or other consideration for the whole of the Demised Premises so underlet

22.10 Not to underlet the Demised Premises without obtaining from the underlessee:

(a)	a covenant by deed with the Landlord that the underlessee will throughout the term granted by the underlease:

(i)	observe and perform all the covenants and conditions on the part of the tenant contained in this Lease (other than the covenant to pay the Basic Rent) and the underlease

(ii)	not assign part only of the premises demised by the underlease

(iii)	not sub-let or part with possession or occupation of the whole or any part of the premises demised by the underlease

(iv)	not assign the whole of the premises demised by the underlease except in a manner and on terms permitted or required by this paragraph 22 and by the terms of the underlease being terms in accordance with the provisions of this paragraph 22 nor without first obtaining the written consent of the Landlord under this Lease which consent shall (subject to compliance with such requirements) not be unreasonably withheld or delayed

(b)	a covenant from the underlessee in the underlease (which covenant the Tenant shall enforce) in the terms of paragraphs 22.10(a)(ii) (iii) and (iv) of this Schedule

(c)	an agreement in the underlease between the underlessor and the underlessee in the same terms as paragraphs 22.3 22.4 22.5 and 22.6 of this Schedule (assignment) but with respect to the premises demised by and the basic and other rents reserved by the underlease

22.11 Not to underlet the whole of the Demised Premises without ensuring that the underlease shall contain an agreement authorised by an Order of a court of competent jurisdiction excluding in relation to the tenancy to be created by such underlease the provisions of sections 24 to 28 inclusive of the Landlord and Tenant Act 1954

22.12 Not to underlet the whole of the Demised Premises otherwise than in accordance with nor without in each and every such case first complying with the foregoing provisions and subject thereto not without obtaining the prior written consent of the Landlord which consent shall not be unreasonably withheld or delayed

22.13 Not at any time during the Term to be a party or privy to an agreement or arrangement for commutation in whole or in part of the rent reserved by any underlease in consideration of the payment of a lump sum or any other consideration

22.14 Not upon a review of the rent reserved by any underlease (which the Tenant shall procure is reviewed in accordance with its terms):

(a)	to agree the amount of any such reviewed rent or

(b)	to make any representations to any third party appointed to determine such reviewed rent without (in each case) the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed)

22.15 Not at any time expressly or by implication to waive any breach of covenant or obligation by any underlessee or any assignee of any underlease nor vary the terms of any permitted underlease nor accept a surrender of nor forfeit any underlease in any such case without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed)

22.16 Not to take any step (whether before or after the granting of any underlease) which would prevent the Landlord exercising any statutory right which the Landlord may at any time have in respect of any underlease whether in relation to the power to collect underlease rents or otherwise

Sharing Occupation

22.17 Not to part with or share possession or occupation of the Demised Premises or any part thereof other than in a manner permitted by this paragraph 22

22.18 Subject to the Tenant giving not less than 14 days’ prior written notice to the Landlord of the identity of the company and of the part of the Demised Premises affected (if less than the whole) the Tenant may share occupation of the Demised Premises or the relevant part thereof with a company within the same group of companies (within the meaning of section 42 of the Landlord and Tenant Act 1954) as the Tenant:

(a)	for so long only as such company shall remain within such group

(b)	on terms whereby such company is not given exclusive occupation of the Demised Premises or any part thereof and no relationship of landlord and tenant is created and

(c)	provided that any rent or other payment received by the Landlord from any such company shall be deemed to have been paid by such company as agent for the Tenant

Disclosure of Information

22.19 Upon every application for consent required by this paragraph 22 to disclose to the Landlord such information including as to the terms proposed as the Landlord may reasonably require

Register devolutions

23.1 Within fourteen days of every assignment transfer underlease or charge affecting the Demised Premises or any devolution of the estate of the Tenant therein or this Lease or of any derivative interest and every surrender thereof or the commencement or termination of any sharing of the Demised Premises or part thereof to give notice in writing to the Landlord and to provide the Landlord with a certified copy of such assignment transfer underlease or charge or the Probate of the Will or Letters of Administration or other instrument document or evidence of such devolution or surrender or sharing and to pay to the Landlord a reasonable registration fee of not less than twenty-five pounds plus Value Added Tax thereon

23.2 Where a deed of transfer or deed of assignment of the Demised Premises is registrable at HM Land Registry to procure the registration of the deed of transfer or deed of assignment as soon as reasonably practicable after the date of the same and within one month of completion of the registration to give notice in writing to the Landlord

Compensation

24. To pay or procure the payment to the Landlord of the due and proper proportion of any compensation paid to the Tenant or payable as a consequence of any notice served on or application refused by any governmental or local authority in respect of the Demised Premises or the use thereof

Defective premises

25. Forthwith upon becoming aware of the same to give notice in writing to the Landlord of any defect in the Demised Premises which would or might give rise to an obligation on the Landlord to do or refrain from doing any act or thing in order to comply with the duty of care imposed on the Landlord pursuant to the Defective Premises Act 1972 and at all times to display and maintain all notices (including the wording thereof) which the Landlord may from time to time require to be displayed at the Demised Premises

Indemnify Landlord

26. Subject to the Landlord taking reasonable steps to mitigate the same to pay and make good to the Landlord and to keep the Landlord fully and effectually indemnified against all loss costs claims demands liability damage actions and expenses whatsoever incurred or sustained by the Landlord directly or indirectly as a consequence of or in connection with any breach non-performance or non-observance of any of the covenants and conditions on the part of the Tenant contained or implied in this Lease or the use of the Landlord’s Premises by the Tenant or any permitted occupier or their respective servants agents licensees or visitors or the exercise of any rights granted by this Lease and such indemnity shall be without prejudice to any rights or remedies of the Landlord under this Lease in respect of any breach non-performance or non-observance of any covenant or condition

Costs

27. To pay on demand:

(a)	all reasonable and proper legal costs and other costs and professional fees and disbursements incurred by the Landlord in connection with or incidental to:

(i)	any application made by the Tenant for a consent licence or approval (whether the same be granted withdrawn or lawfully refused or proffered subject to any qualification or condition) and

(ii)	the negotiation and preparation of any Authorised Guarantee Agreement and

(iii)	the consideration of any proposal (including plans and specifications) for and the inspection supervision and approval or otherwise of any works on the Demised Premises or any change in the use thereof

(b)	all expenses including solicitors’ costs and surveyors’ fees incurred by the Landlord arising from the preparation and service of:

(i)	a notice under section 146 of the Law of Property Act 1925 or of proceedings under sections 146 and 147 of that Act notwithstanding that in any such case forfeiture is avoided otherwise than by relief granted by the court and

(ii)	any notice whether served on the Tenant or any other person required to be served by virtue of the Landlord and Tenant (Covenants) Act 1995 in connection with any breach of the covenants or conditions on the part of the Tenant contained in this Lease or otherwise pursuant to the Landlord and Tenant (Covenants) Act 1995

(c)	all expenses including solicitors’ costs surveyors’ fees and bailiffs’ costs and commission incurred by the Landlord in connection with or incidental to any breach non-performance or non-observance of any of the covenants or conditions on the part of the Tenant contained in this Lease or in contemplation of the enforcement thereof including the service of all notices relating to and schedules of dilapidations and wants of repair or decoration to the Demised Premises and any negotiations in respect thereof and whether served during the Term or after the Termination of the Term (but relating in all cases to such wants of repair or decoration that accrued not later than the Termination of the Term) or the levy of distress

(d)	all Value Added Tax incurred by the Landlord on or included in any amount reimbursable by the Tenant to the Landlord under this Lease to the extent not recoverable by the Landlord as an input

Value Added Tax

28. Where any payment due under or by virtue of this Lease is a payment on which Value Added Tax is or may be chargeable (by reason of an election of the Landlord or otherwise) to pay the amount of such tax in respect of the payment at the rate applicable to that payment

Comply with title matters

29. To perform and observe all covenants conditions and provisions affecting the Demised Premises including those contained or referred to in any Superior Lease (except the covenants to pay rent) in so far as the same relate to the Demised Premises and also insofar as the same are still subsisting and capable of being enforced those contained or referred to in the Property and Charges Register of Title Numbers CB116714 and CB224688 and in the documents referred to in Part V of the First Schedule and to keep the Landlord fully and effectually indemnified from and against all costs claims demands and liabilities arising from any breach non-performance or non-observance thereof

Regulations

30.1 To observe and conform to and procure that all persons resorting to the Demised Premises observe and conform to the Regulations

30.2 To retain all refuse upon the Demised Premises in a neat and tidy condition and in proper receptacles and if receptacles are set aside by the Landlord to ensure the frequent removal of such refuse to such receptacles

30.3 Not to do or omit anything whereby the working of any fire detection or alarm or other system or Plant now or during the Term serving the Demised Premises or the Landlord’s Premises may be impaired or adversely affected

30.4 To report to the Landlord any malfunction of any service or system or Plant or Conducting Media serving the Demised Premises and any damage to the Common Parts as soon as possible after the same has come to the notice of the Tenant

Removal of fixtures and fittings

31. If reasonably required to do so by the Landlord following reasonable prior notice to remove any furniture fixtures or fittings (other than landlord’s fixtures or fittings) installed in the Demised Premises the removal of which is necessary to enable the Landlord to carry out or to facilitate the carrying out of any repair renewal replacement improvement or maintenance of any of the Services or any Conducting Media within the Demised Premises or the Landlord’s Premises

Forecourt and pavements

32.1 Not to erect or permit or suffer any erection alteration or addition on or to the Forecourt or the accessways and pavements within the curtilage of the Demised Premises without the Landlord’s consent such consent not to be unreasonably withheld or delayed provided that that this shall not authorise any erection alteration or addition prohibited or requiring consent under paragraph 12 of the Third Schedule

32.2 Not to use the Forecourt otherwise than for the purposes of parking private motor cars belonging to the Tenant and lawful occupiers of the Demised Premises and their respective servants agents and visitors and for loading and unloading vehicles in connection with the Tenant’s lawful use of the building forming part of the Demised Premises

32.3 To use all reasonable endeavours to prevent oil or grease from vehicles onto the Forecourt

32.3 Not to deposit rubbish or litter on the Forecourt or the access ways and pavements within the curtilage of the Demised Premises and not to take into or keep on or in the Forecourt or the access ways and pavements within the curtilage of the Demised Premises any motor fuel or lubricating oil other than that inside the fuel tank and engines of vehicles using the Forecourt

32.4 Not in the Forecourt or the accessways and pavements within the curtilage of the Demised Premises or the access road or approaches thereto or in any part of the Superior Landlord’s Estate to carry out any repair to or replacement of parts in or overhaul or test any vehicle nor to wash down or otherwise clean any vehicle and forthwith to remove from the Landlord’s Premises or Superior Landlord’s Estate any vehicle which is broken down nor to park any vehicle in the Landlord’s Premises other than in the Forecourt

THE FOURTH SCHEDULE

Landlord’s Covenants

Quiet enjoyment

1. The Tenant paying the Basic Rent and other rents and charges payable under this Lease and performing and observing the several covenants and stipulations on the part of the Tenant contained in this Lease may peaceably and quietly hold and enjoy the Demised Premises during the Term without any lawful interruption or disturbance from or by the Landlord or any person rightfully claiming under or in trust for it

Superior Lease

2.1 To pay the rents reserved by the Superior Lease under which the Landlord holds the Demised Premises and by way of indemnity only to observe and perform the covenants and conditions on the part of the tenant therein contained save to the extent that same are to be observed or performed by the Tenant under this Lease

2.2 To use reasonable endeavours to procure the consent of the Superior Landlord pursuant to the Superior Lease (at the Tenant’s cost) where necessary in connection with any request by the Tenant for consent approval or authorisation pursuant to this Lease

Insurance

3.1 At all times during the Term to insure (unless such insurance shall be prevented or vitiated by the act or default of the Tenant or any undertenant or their respective servants agents licensees or visitors):

(a)	the Landlord’s Premises for the full cost of reinstatement thereof together with architects’ and other professional fees costs of demolition and site clearance (due allowance being made for possible increases in building costs) and any work which may be required by virtue of any Act of Parliament against loss or damage by the Insured Risks appropriate thereto and

(b)	loss of Basic Rent for three years or such longer period as the Landlord shall reasonably determine at the yearly rate payable under this Lease and for such additional amounts in respect of rent prospectively payable on review as the Landlord shall reasonably require with an insurance office or underwriters of repute upon the usual terms and conditions offered by them for such insurance and through such agency as the Landlord shall select Provided Always that the Landlord shall not be under any obligation to insure any fixtures or fittings installed by the Tenant which have become part of the Demised Premises or any alterations to the Demised Premises unless the Tenant shall have given to the Landlord written notice of the same and of the full cost of reinstatement thereof and the Landlord has agreed with the Tenant to effect the insurance thereof

3.2 At the Tenant’s request to produce to the Tenant (but not more often than once in any year) sufficient details of the policy or policies of such insurance

3.3 To notify the Tenant as soon as reasonably practicable of any material change in the terms or conditions of the policy or policies of such insurance

3.4 To use reasonable endeavours to procure a waiver from its insurers of subrogation rights against the Tenant and (if obtained) to supply evidence thereof to the Tenant

3.5 In case of damage to or destruction of the Demised Premises by any of the Insured Risks and save to the extent that the policy of insurance shall have been vitiated or payment of the policy moneys refused as a consequence of any act or default of the Tenant or of any undertenant or their respective servants agents licensees or visitors and subject to receipt of all insurance moneys to make application as soon as practicable for all necessary consents and approvals and forthwith to expend all moneys received by virtue of such insurance making up any deficiency out of its own money (other than in respect of loss of any rent reserved by this Lease) in rebuilding reinstating and making good (as the case may be) the Landlord’s Premises with all reasonable speed when it is lawful so to do (except fixtures and fittings therein in respect of which the Tenant has not given written notice of the installation thereof as herein provided or which the Landlord has not agreed to insure) and in case of rebuilding or substantial reinstatement this covenant by the Landlord shall be satisfied if the Landlord provides in the premises so rebuilt or reinstated accommodation as convenient and commodious as is reasonably practicable but not necessarily identical to the Demised Premises or the Landlord’s Premises as the same existed prior to such damage or destruction

Services

4. Subject to the payment by the Tenant of the Basic Rent and the other rents reserved by this Lease to use all reasonable endeavours to:

(a)	keep clean tidy and lit and so often as may be necessary and appropriate to repair and maintain in a good and workmanlike manner such parts of the Common Parts which may reasonably be expected to be used by the Tenant

(b)	enforce (by way of indemnity only subject to the Tenant taking reasonable steps to mitigate any loss) the covenants on the part of any Superior Landlord and on behalf of the Company (as defined in the Superior Lease) contained in any Superior Lease

THE FIFTH SCHEDULE

Provisos Agreements and Declarations

Forfeiture

1. This Lease is made on the express condition that if and whenever:

(a)	the Basic Rent or any other rents and charges reserved or made payable under this Lease or any part thereof respectively shall be unpaid for twenty-one days after becoming due (whether formally or legally demanded or not)

(b)	there shall be a breach or non-performance or non-observance of any of the covenants or agreements on the part of the Tenant or stipulations or conditions contained in this Lease imposed on the Tenant

(c)	the Tenant or any person who shall from time to time have guaranteed to the Landlord the performance of the covenants on the part of the Tenant and conditions imposed on it under this Lease being a company shall go into liquidation (other than a voluntary liquidation of a solvent company for the purpose of amalgamation or reconstruction) or have a winding-up petition or petition for an administration order made against it or have a winding-up or administration order made against it or be unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 or shall enter into a composition with its creditors or a scheme of arrangement of its affairs or have an administrator or an administrative receiver or a receiver or manager appointed over all or any part of its undertaking or assets or being an individual shall have a bankruptcy order or an interim order made against him or enter into a composition with his creditors or scheme of arrangement of his affairs or have an interim receiver appointed in respect of his property

(d)	the Tenant in any case shall suffer any distress or execution to be levied on the Demised Premises or their contents

(e)	any proceedings or events are instituted or occur outside the jurisdiction of the courts of England which have an analogous effect to any referred to in this paragraph then and in any such case the Landlord or its agents may at any time thereafter and notwithstanding the waiver or implied waiver of any previous right of re-entry arising under this Lease re-enter upon the Demised Premises or any part of them in the name of the whole whereupon the Term shall absolutely cease and determine but without prejudice to any rights or remedies which may then have accrued to the Landlord in respect of arrears of rent or other breach or non-performance or non-observance of any condition covenant or agreement on the part of the Tenant contained in this Lease or otherwise

Notices

2.1 All notices (other than any notice to be served pursuant to sections 8 10 or 17 of the Landlord and Tenant (Covenants) Act 1995) to be given under this Lease shall be in writing and section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 shall apply to the service of all such notices and in case of any notice to be served on the Tenant such notice shall also be duly served if left at the Demised Premises or sent to the last known address of the Tenant

2.2 Notices in connection with this Lease to be served pursuant to sections 8 10 or 17 of the Landlord and Tenant (Covenants) Act 1995 shall be served in accordance with that Act and consequently section 23 of the Landlord and Tenant Act 1927 shall apply to such notices

Suspension of rent

3. If during the Term the Demised Premises or the access thereto shall be destroyed or so damaged by any of the Insured Risks as to render the Demised Premises unfit for occupation or use or the Common Parts shall be destroyed or so damaged by any of the Insured Risks that no reasonable access is available to the Demised Premises then (provided the insurance of the Demised Premises or the Landlord’s Premises or for loss of any rent reserved by this Lease shall not have been vitiated or payment of the policy moneys refused in whole or in part as a consequence of any act or default of the Tenant or any undertenant or their respective servants agents licensees or visitors and subject to the payment by the Tenant to the Landlord of an amount equal to any applicable excess under the relevant policy of insurance) the Basic Rent and the Service Charge or a fair and just proportion thereof according to the nature and extent of the damage shall be suspended as from the date of such destruction or damage until the period for which the Landlord has insured loss of Basic Rent for the Demised Premises has expired or until the Demised Premises and the means of access thereto have been rebuilt or reinstated so as to be fit for the Tenant’s occupation and use (whichever is the shorter period) and any dispute as to the extent proportion or period of such suspension shall be determined by a single arbitrator to be appointed by the Landlord and the Tenant or (if they cannot agree on such appointment) by the President or other the acting chief officer for the time being of the Royal Institution of Chartered Surveyors in accordance with the Arbitration Act 1996

Determination on destruction

4. If at the expiration of the period for which the Landlord has insured loss of Basic Rent and Service Charge for the Demised Premises calculated from the date upon which the Demised Premises or the access thereto shall have been destroyed or so damaged by any of the Insured Risks as to render them unfit for occupation and use or the Common Parts shall have been destroyed or so damaged by any of the Insured Risks that no reasonable access is available to the Demised Premises (or such longer period as shall be agreed in writing between the Landlord and the Tenant before the expiry of such period) the Landlord shall have been unable to obtain all necessary consents and approvals for the rebuilding replacement and/or reinstatement of the Demised Premises or the restoration of access thereto then (unless otherwise agreed in writing between the Landlord and the Tenant prior to the expiration of such period) this Lease shall determine on written notice by either party to the other except (in the case of determination by the Tenant) if the insurance of the Demised Premises or of the Landlord’s Premises has been vitiated or prejudiced by or payment of the policy moneys refused in whole or in part as a consequence of any act or default of the Tenant or any undertenant or their respective servants agents licensees or visitors Provided always that such determination will take place without prejudice to any and all rights then subsisting between the parties to this Lease

Landlord to have insurance moneys on frustration

5. If this Lease shall determine under the provisions of paragraph 4 of this Schedule or the Landlord shall not have completed the rebuilding replacement or reinstatement of the Demised Premises or the restoration of access thereto following destruction or damage by any of the Insured Risks at the Termination of the Term then and in either such case all moneys payable or to become payable under any insurance effected pursuant to the Landlord’s covenant in this Lease in that respect shall be paid to the Landlord for its own use and benefit

Double insurances

6. If at any time the Tenant is entitled to the benefit of any insurance of the Demised Premises which shall cause the Landlord’s insurers to refuse to make payment in full then the Tenant shall pay or procure that there be paid to the Landlord for its own use and benefit all moneys received or to be received by virtue of such insurance

Superior Landlord’s approval

7. Where the consent or approval of the Landlord is required under this Lease and the consent or approval of any Superior Landlord or mortgagee is also required the Landlord may require that the grant of the consent or approval of any Superior Landlord or mortgagee shall be a condition precedent to the consideration or grant by the Landlord of any consent or approval and the Landlord may require the Tenant to discharge the costs charges and expenses of any Superior Landlord or mortgagee in connection with the application for consent or approval whether the same is given refused or withdrawn and the Landlord may withhold or delay any consent or approval under this Lease if any necessary consent or approval of any Superior Landlord or mortgagee is withheld or delayed and the Landlord’s consent or approval (if granted) shall be subject to any conditions imposed by any Superior Landlord or mortgagee as well as subject to any imposed by the Landlord

Interest on unpaid rents and other moneys

8. If the Basic Rent and any Value Added Tax payable thereon shall not be paid to the Landlord within seven days of the Relevant Rent Day (whether or not demanded) or any other rents or amounts payable by the Tenant to the Landlord under this Lease shall not be paid within fourteen days of the date of demand or other due date the Tenant shall pay to the Landlord with any such sums (but without prejudice to any other rights or remedies of the Landlord) interest thereon at the Prescribed Rate calculated on a day-to-day basis from the date on which the same became due and payable down to the date of payment by the Tenant

Non-acquisition of easements

9. The Tenant shall not by implication of law or otherwise be entitled to any estate or any right privilege or easement (except as expressly granted by this Lease) nor shall the Tenant by virtue or in respect of the Demised Premises or this Lease be deemed to have acquired or to be entitled nor shall it during the Term acquire or become entitled by length of enjoyment prescription or any other means to any such estate right privilege or easement

Refusal of rent when breach exists

10. If the Landlord shall refuse to accept the Basic Rent or any other rents or amounts payable by the Tenant to the Landlord under this Lease in order to avoid a waiver of any right which the Landlord may have to forfeit this Lease or re-enter the Demised Premises by reason of any breach of covenant by the Tenant or otherwise then notwithstanding any tender of the same by the Tenant such sums shall bear interest to be paid by the Tenant at the Prescribed Rate calculated on a day-to-day basis from the date on which the same became due and payable down to the date upon which payment shall be accepted by the Landlord or earlier forfeiture or re-entry

Tenant’s covenants fully enforceable

11. Each of the Tenant’s covenants contained in this Lease shall remain in full force both at law and in equity notwithstanding that the Landlord may have waived or released temporarily or permanently revocably or irrevocably or otherwise any similar covenant affecting other parts of the Landlord’s Premises or any adjoining or neighbouring premises or have waived any prior breach of any covenant on the part of the Tenant

Warranty disclaimer

12. The Tenant acknowledges that no representation or warranty has been given prior to the date hereof or is given or implied by this Lease that the use now or hereafter proposed by the Tenant for the Demised Premises is or will be or will remain a use which does not constitute a breach of the Planning Acts or will not require planning permission and that no consent which the Landlord may give to any change of use shall be taken as including any such representation or warranty and the Term and the Basic Rent and other rents or amounts payable to the Landlord under this Lease shall not (save to the extent provided in paragraph 3 of this Schedule (suspension of rent)) determine by reason of any changes modifications or restrictions of the use of or access to the Demised Premises or by the same being or becoming impracticable or prohibited for any reason

Party structures

13. Such of the internal walls as separate the Demised Premises from other parts of the Landlord’s Premises shall be deemed to be party walls subject to the provisions of section 38 of the Law of Property Act 1925

Control of Common Parts

14.1 The Common Parts shall at all times be subject to the exclusive control and management of the Landlord who (subject to leaving or making available for use by the Tenant reasonable alternatives) shall be entitled if necessary for the purposes of good estate management and following reasonable prior notice to the Tenant to alter stop up close divert or otherwise vary any of the same and to suspend or vary any of the Services and temporarily to close or suspend any of the same to such extent as may be desirable to prevent a dedication thereof or the accrual of any rights to any person or the public or for the purpose of inspecting repairing renewing improving replacing altering cleansing diverting connecting to or maintaining the Landlord’s Premises or the Conducting Media

14.2 Any service previously supplied (whether or not specifically mentioned in this Lease) may be permanently or temporarily withdrawn in whole or in part at the discretion of the Landlord if in the reasonable opinion of the Landlord such withdrawal is in the interests of good estate management or is due to any cause beyond the reasonable control of the Landlord

Exclusion of liability

15. Save as is covered by the Landlord’s insurance effected pursuant to paragraph 3 of the Fourth Schedule the Landlord shall not be liable to the Tenant (except as expressly provided in this Lease) or any other person in respect of:

(a)	any damage suffered by the Tenant or any undertenant or occupier or their respective servants agents or visitors by reason of any defect in the Landlord’s Premises

(b)	any injury death damage destruction whether to person property or goods or financial or consequential loss due directly or indirectly to or caused by any act neglect omission or default of any other occupier for the time being of the Landlord’s Premises (or their respective servants agents or visitors)

(c)	any loss damage nuisance interference or annoyance suffered during the carrying out of inspections repairs decorations additions alterations or other works whether structural or otherwise which may appear to the Landlord to be necessary or desirable to the Landlord’s Premises

(d)	the reasonable exercise of the Landlord’s discretion to take steps or refrain from taking steps in respect of any obstruction of or interference with the Common Parts or any easement right or privilege appurtenant to the Demised Premises by any third party

No letting scheme

16. Nothing shall create any letting scheme or restrict or interfere with the right of the Landlord to grant leases tenancies and other rights of occupation or possession of the Landlord’s Premises subject to or free from covenants and conditions similar to those contained in this Lease or subject to other covenants and conditions as the Landlord shall in its absolute discretion require or confer on the Tenant any right to the benefit of or to enforce or impose on the Landlord any liability to enforce any covenant or agreement contained in any lease or other instrument relating to any other part of the Landlord’s Premises or the Regulations or limit or affect the right of the Landlord to deal with the same now or at any time hereafter in any manner which the Landlord may think fit

Certificates conclusive

17. Any decision or certificate of the Landlord’s Surveyor on any matter on which he is required or entitled to decide or certify and the Certificate shall be final and binding (save in case of manifest error) and shall not be subject to challenge in any manner insofar as the same is a decision or certificate on or is founded on matters or issues of fact or opinion but nothing in this Lease shall purport to prevent any such decision or certificate being challenged on any point or issue of law

Requirement for notice of want of repair

18. The Landlord shall not be under any liability in respect of any want of maintenance or repair unless the Landlord shall have received actual notice of the want of maintenance or repair and shall thereafter have failed to remedy the same as soon as reasonably practicable

Compensation exclusion

19. Subject to section 38(2) of the Landlord and Tenant Act 1954 neither the Tenant nor any assignee or underlessee (whether immediate or derivative) of the Term or of the Demised Premises shall be entitled on quitting the Demised Premises to any compensation under section 37 of such Act

Disputes under the Superior Lease

20. Any issue question or matter arising out of under or relating to any Superior Lease that also affects or relates to the provisions of this Lease is to be determined as provided in the Superior Lease and the determination of that issue question or matter pursuant to the provisions of the Superior Lease is to be binding on the Tenant as well as the Landlord for the purposes both of the Superior Lease and this Lease.

Tenant’s break clause

Option to determine

21. If the Tenant shall desire to determine the Term on 1 April 2006 (the Determination Date) and shall give to the Landlord not less than nine months previous written notice of such desire then provided that:

(a)	the Tenant shall up to the Determination Date pay the Basic Rent and other rents and amounts payable under this Lease and

(b)	the Tenant shall on or before the Determination Date procure full vacant possession of the Demised Premises and

(c)	there shall be no subsisting underletting of the Demised Premises or any part thereof on the Determination Date and

(d)	the Tenant shall on the Determination Date pay to the Landlord in cleared funds a sum equal to six months’ Basic Rent at the rate payable immediately prior to the Determination Date together with Value Added Tax thereon then the Term shall absolutely cease and determine on the Determination Date but without prejudice to the remedies of either party against the other in respect of any antecedent claim or breach of covenant

Severability

22. If any provision of this Lease is held to be invalid or unenforceable then such provision shall (so far as invalid or unenforceable) be given no effect and shall be deemed not to be included in this Lease but without invalidating any of the remaining provisions of this Lease

Governing Law and Jurisdiction

23.1 This Lease shall be governed by and interpreted in accordance with English law

23.2 The parties give the courts of England exclusive jurisdiction to settle any dispute (including claims for set-off and counterclaims) which may arise in connection with the validity effect interpretation or performance of or the legal relationships established by this Lease or otherwise arising in connection with this Lease

23.3 The agreement contained in paragraph 23.2 of this Schedule is included for the benefit of the Landlord and accordingly notwithstanding the exclusive agreement in paragraph 24.2 the Landlord shall retain the right to bring proceedings in any other court which has jurisdiction by virtue of the Convention on Jurisdiction and the Enforcement of Judgments signed on 27 September 1968 (as from time to time amended and extended)

Third Party Rights

24. A person who is not a party to this Lease shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

THE SIXTH SCHEDULE

Part I

The Services

Landlord’s Covenant

1. Complying with the Landlord’s covenants contained in paragraph 3 of the Fourth Schedule

Repair maintenance and decoration

2. Inspecting maintaining (including effecting maintenance contracts) cleansing (including window cleaning) preparing repairing improving rebuilding overhauling decorating renewing (where beyond economic repair) replacing amending carpeting polishing painting repointing and otherwise treating the Landlord’s Premises and any parts thereof (excluding Lettable Space but including Service Accommodation and the Common Parts) and other things thereto belonging or used in connection therewith including all ways roads pavements Plant Conducting Media (and laying the same or connecting thereto) boundary walls and fences party walls party structures passages and other conveniences comprised in the Landlord’s Premises or which may belong to or be used by or for the Landlord’s Premises whether or not in common with other adjoining or neighbouring premises and paying for or making any contribution which the Landlord is obliged to make towards the cost of any of the foregoing

Operation of plant and machinery

3. Providing operating and insuring any Plant and systems serving the Landlord’s Premises and providing any water oil electricity gas and other fuel required for or consumed by the same or used in the provision of the Services or lighting the Common Parts and discharging all meter rents standing charges and other expenses incurred by the Landlord in connection with any of the foregoing

Security installations

4. Providing operating insuring maintaining improving repairing and renewing security systems and lighting installed in the Landlord’s Premises

Directory boards

5. Providing maintaining renewing and replacing street furniture directory boards name directional and other signs in the Landlord’s Premises and line marking space marking and controlling traffic within the curtilage of the Landlord’s Premises

Open areas and displays

6. Keeping planted areas stocked and tended and grassed areas mown and forecourts roads vehicle ways access ways service yards pavements and open areas of the Landlord’s Premises (or which are adjoining or adjacent thereto and are used in connection therewith) excluding the Forecourt clean neat and tidy

Statutory requirements

7. Taking all reasonable steps deemed desirable or expedient by the Landlord for the overall benefit of the tenants and occupiers of the Landlord’s Premises to comply with or make representations against or otherwise contest the incidence of the provisions of any Acts of Parliament relating or alleged to relate to the Landlord’s Premises for which the Tenant is not directly liable under this Lease

Fire fighting and precautions

8. Providing purchasing leasing maintaining insuring testing improving renewing and replacing fire fighting equipment and appliances to the Landlord’s Premises and fire prevention alarm detection and precaution measures and related systems and equipment therefor

Refuse collection and local authority charges

9. Removing rubbish and other refuse from the Landlord’s Premises including the payment of costs levied by the local authority in relation to the collection of refuse or any other service rendered by the local authority and the provision and replacement of receptacles and Plant in connection therewith

Enforcement of covenants

10. Enforcing or attempting to enforce any covenant in any lease or licence of the Landlord’s Premises where in the opinion of the Landlord such enforcement is in the interests of good estate management but excluding the cost of recovery of rents

Service Accommodation

11. Maintaining and repairing any Service Accommodation or any other property used for or in connection with the carrying out of any of the Services and paying gas electricity telephone charges and other outgoings of whatsoever nature in connection therewith

Staff

12. Employing staff and contractors agents workmen caretakers professional advisers and others either directly or indirectly for the performance of duties in connection with the maintenance management or security of the Landlord’s Premises and the provision of the Services and paying all expenditure in relation thereto including statutory and such other insurances health pension welfare bonuses and other payments contributions and premiums industrial training levies redundancy and similar or ancillary payments which the Landlord may be required by statute custom or otherwise to pay and providing purchasing hiring and replacing uniforms working clothes protective and safety clothes and other items tools appliances cleaning and other materials bins receptacles and other equipment and vehicles for the proper performance of their duties

Other services

13. Providing any other services apparatus or facilities in the interests of good estate management to or for the Landlord’s Premises or any part thereof or for the general benefit of the tenants and occupiers thereof

Part II

Heads of Expenditure Charge or Allowance

Outgoings

1. Rates water rates taxes charges assessments impositions and other outgoings whether parliamentary parochial local or otherwise and whether or not of a capital or an annual or regularly recurring or novel nature at any time assessed on or payable by the owner or occupier of or in respect of the Landlord’s Premises (other than Lettable Space but including Service Accommodation)

Management Fees

2.1 Reasonable fees of managing agents and others for computing and collecting the Service Charge and for the general management of the Landlord’s Premises (excluding fees for negotiating rent reviews or letting Lettable Space or recovery of rents)

2.2 In relation to any Services provided by the Landlord or any expenditure incurred under any of the heads of expenditure set out in this Schedule in respect of which managing agents are not employed a reasonable management fee of not more than 10% of the amount of the relevant expenditure

Audit fees

3. Fees and costs payable in respect of the Certificate and its certification and of accounts kept and audits made for the purpose thereof and of employing accountants or other professional persons for the proper administration of the Landlord’s Premises and preparing accounts in connection with the Landlord’s Expenses and service charges and supplying information to tenants in relation thereto and to insurance

Funding costs

4. Providing any moneys from its own resources by way of loan or otherwise (together with interest thereon at two per centum above Base Rate) or the cost (including reasonable interest payable thereon) of loan or overdraft facilities to finance costs incurred by the Landlord of providing any of the Services or paying any of the Landlord’s Expenses in advance of reimbursement where such costs were not reasonably foreseeable and not included in any interim payment

Bank charges

5. Reasonable bank charges and interest on overdrawings in respect of any accounts maintained for payment of the Landlord’s Expenses or the receipt of interim payments or service charges or other sums payable by tenants or occupiers of the Landlord’s Premises in connection with the Services or any of the matters mentioned in this Schedule

Taxation

6. Any tax of whatsoever nature including all penalties charges and interest thereon paid or payable by the Landlord in respect of any of the heads of expenditure or charge mentioned in this Schedule or otherwise in connection with the provision of the Services or the arrangements relating to any interest earning account or monies held for such purposes and any insurance policy referred to in this Lease

Value Added Tax

7. Value Added Tax payable by the Landlord in respect of the Services or any expenditure within this Schedule to the extent not recoverable by the Landlord as an input

Other costs

8. Other costs or expenses properly attributable to the maintenance protection or proper management of the Landlord’s Premises and provision of the Services for the benefit of the tenants or occupiers of the Landlord’s Premises

Common expenses

9. Any costs and expenses (or a fair and reasonable proportion thereof) paid or incurred by or on behalf of the Landlord in connection with the provision of services or facilities on adjoining or neighbouring premises for the benefit of the Landlord’s Premises including all costs due under the service charge of any Superior Lease and any other sums due under any Superior Lease properly chargeable in respect of the Landlord’s Premises

Part III

Calculation and payment of the Service Charge

Preparation of Certificate

1. The Landlord shall as soon as reasonably practicable after the end of the Relevant Financial Year procure the preparation of the Certificate and the delivery of a copy to the Tenant

Demand for and calculation of the Service Charge

2. The Tenant shall on demand accompanied by or following the provision of a copy of the Certificate for the Relevant Financial Year pay the Landlord the Service Charge less any interim payments made by the Tenant on account thereof pursuant to this Schedule

Quarterly interim payments on account

3.1 The Tenant shall on each Rent Day pay to the Landlord an interim payment being such sum in advance and on account of the Service Charge prospectively payable for the Relevant Financial Year as the Landlord shall acting reasonably consider to be fair and reasonable and notify in writing to the Tenant

3.2 The Landlord shall be at liberty to revise the interim payment with effect from any Rent Day before the commencement or during the course of any Financial Year by notice in writing to the Tenant and the interim payment payable on each Relevant Rent Day shall unless so revised be equal to the interim payment payable on the last Rent Day

Balancing payment

4. If it shall be found upon the issue of the Certificate that the aggregate of the interim payments made by the Tenant to the Landlord during the Relevant Financial Year

(a)	exceeds the Service Charge payable for the Relevant Financial Year the excess shall be allowed to the Tenant against the interim payments next payable or in the event of the Termination of the Term occurring the excess or a duly apportioned part thereof shall be repaid to the Tenant or

(b)	is less than the Service Charge payable for the Relevant Financial Year the Tenant shall within 14 days of service of the Certificate pay the amount of any such shortfall to the Landlord

Application to the Term

5. This Part of this Schedule shall continue to apply notwithstanding the Termination of the Term but only in respect of the period down to the Termination of the Term and for apportionment purposes the Landlord’s Expenses for any Financial Year shall be deemed to have accrued evenly on a daily basis throughout the Relevant Financial Year

Part IV

Insurance Rent Calculation

Amount payable by the Tenant

1. The Tenant shall within 14 days of demand pay to the Landlord:

(a)

the Tenant’s Proportion of the cost (excluding any part of such cost wholly payable by the Tenant under paragraph (b) below or by any other tenant of any other part of the Landlord’s Premises under any corresponding provision under its lease) incurred by the Landlord from time to time (without deduction of any agency or other commission paid or allowed to the Landlord which the Landlord shall be entitled to retain) of insuring and settling insurance claims in relation to:

(i)	the Landlord’s Premises (in accordance with its covenant contained in this Lease)

(ii)	property owner’s employer’s third party and public liabilities of the Landlord or relating to the Landlord’s Premises including those arising under the Defective Premises Act 1972

(b)	any increase in the cost incurred by the Landlord of any of the insurances referred to in paragraph (a) caused by the use or proposed use of the Demised Premises by the Tenant or any other occupier thereof

(c)	the reasonable cost incurred by the Landlord of obtaining from time to time for insurance purposes a professional valuation of the Demised Premises or (as the case may require) the Tenant’s Proportion of the cost incurred by the Landlord of obtaining from time to time (but not more frequently than 3 yearly) a professional valuation of the Landlord’s Premises

(d)	the cost incurred by the Landlord of insuring loss of any rent reserved by this Lease

(e)	in the event of any damage to the Demised Premises by any of the Insured Risks any applicable excess under the relevant insurance policy

(f)	the cost of insuring any fixtures or fittings installed by the Tenant which have become part of the Demised Premises or any alterations to the Demised Premises of which the Tenant has given the Landlord written notice and which the Landlord has agreed to insure

Option to collect as part of the Service Charge

2. If the Landlord shall so require all or any of the amounts payable pursuant to this Part of this Schedule may be collected as part of the Service Charge in which case the said amounts or such of them as the Landlord may require shall be treated as if they were included within Part II of this Schedule and be collected pursuant to Part III of this Schedule

Part V

Further provisos agreements and declarations

Interruption of Services

1. Notwithstanding anything contained in this Lease the Landlord shall not be liable to the Tenant nor shall the Tenant have any claim against the Landlord in respect of:

(a)	any interruption in or to any of the services serving the Landlord’s Premises or the Demised Premises or any failure to perform the Services by reason of any inspection repair renewal or maintenance of any systems or Plant or while any of the same are being replaced nor while any new systems or Plant are being installed nor by reason of damage thereto or destruction thereof or mechanical or other defect or breakdown frost or other inclement conditions strikes lock out shortage of fuel materials water or labour or other cause beyond the Landlord’s reasonable control or taking steps to comply with any notice given or requirement or direction of any competent authority in respect of the Landlord’s Premises

(b)	any breach of any obligation relating to the provision of the Services or to the repair or maintenance of the Landlord’s Premises or any of the services serving the Demised Premises or the Landlord’s Premises until notice in writing thereof shall have been given to the Landlord and then only after the Landlord has been able to obtain all necessary permissions and consents for the performance of its obligations and if the labour and materials required therefor are available and a reasonable time in which to perform or remedy the same has elapsed

Provided that in the case of those of the Services specifically mentioned in paragraph 3 of the Fourth Schedule (landlord’s covenant) the Landlord shall use all reasonable endeavours to remedy any such interruption defect breakdown or stoppage as soon as reasonably practicable after becoming aware of the same

Review of Services and Heads of Landlord’s Expenses

2. The Landlord may from time to time review the Services and the heads of cost expenditure charge or allowance included in the calculation of the Landlord’s Expenses as it may reasonably consider appropriate in the interests of good estate management and omit add to extend or vary the same where reasonable to do so and from and after the relevant date of such review such omission additions extensions or variations shall be taken into account in the calculation of the Landlord’s Expenses and the Service Charge

Review of allocation of particular services

3. If by reason of any change in circumstances or otherwise in the opinion of the Landlord part of the Landlord’s Expenses relate to services provided for the benefit of part only of the Landlord’s Premises or for any particular occupiers or category of occupiers thereof or it is otherwise fair and reasonable to do so the Tenant’s Proportion may be varied or such part of the Landlord’s Expenses as shall so relate may be allocated in whole or in part to the persons (including the Tenant) so benefiting as may in the reasonable opinion of the Landlord be fair and reasonable

Performance of Services

4.1 No costs or expenses shall be excluded from the Landlord’s Expenses on the ground that the Landlord is obliged to carry out the relevant service to any third party and save as expressly provided in paragraph 3 of the Fourth Schedule (landlord’s covenant) the Landlord shall not be obliged to perform all or any of the Services or to provide or install any system or service not in existence at the date hereof and reference to the services or heads of expenditure in Part I and Part II of this Schedule shall import no obligation on the part of the Landlord to incur any expenditure or perform any services within all or any of such heads of expenditure

4.2 No objection shall be made to any cost incurred by the Landlord included in the calculation of the Landlord’s Expenses by reason that the material work or service in question might have been provided or performed at a lower cost or to a lower quality standard or specification or (save that the work or expense is not in respect of any of the Services or other expenditure within the definition of the Landlord’s Expenses) otherwise

Landlord to pay Service Charge for unlet parts

5. In the case of unlet Lettable Space the Landlord shall bear the proportion of the Landlord’s Expenses which would have been recoverable from the tenant thereof had the same been let on the terms of this Lease

THE SEVENTH SCHEDULE

Guarantor’s Covenants

Guarantee of Tenant’s obligations

1. The Guarantor guarantees to the Landlord that until such time as the Tenant shall be released from the several covenants on the part of the Tenant stipulations and conditions contained in this Lease pursuant to the Landlord and Tenant (Covenants) Act 1995 the Basic Rent and other rents reserved by this Lease and all other amounts payable by the Tenant will be paid at the respective times and in the manner appointed in this Lease and such covenants stipulations and conditions will be duly performed observed and complied with and covenants with the Landlord (by way of primary obligation and not merely as a guarantor or collateral to that of the Tenant) that in case of default or delay on the part of the Tenant the Guarantor will pay and make good to the Landlord on demand anything whatsoever which ought to be paid performed observed or complied with as aforesaid including all losses damages and expenses thereby arising or incurred by or on behalf of the Landlord and indemnify the Landlord against any non-payment breach non-observance non-performance or non-compliance

No Release

2.1 The Guarantor’s liability under this Lease shall not be discharged affected or impaired by:

(a)	any neglect delay or forbearance on the part of the Landlord in endeavouring to obtain payment of the Basic Rent or other rents and payments as and when the same become due or in taking steps to enforce the performance and observance of and compliance with any of the several covenants and stipulations and conditions as aforesaid or

(b)	any time which may be given to the Tenant by the Landlord or

(c)	any variation of this Lease with or without the consent of the Guarantor or

(d)	the Tenant or any other party who may have guaranteed or otherwise may be liable in respect of all or any of the obligations of the Tenant ceasing to exist or having an administration order made against it or all or any of the covenants conditions or obligations on the part of the Tenant or any other party as aforesaid ceasing (whether permanently or temporarily) to be enforceable against the Tenant or other party as aforesaid (as the case may be) or

(e)	the existence or validity of any other security taken by the Landlord in respect of any of the obligations or covenants of the Tenant or any release of such security or any enforcement or failure to enforce such security or any part thereof or any remedies the Landlord may have in respect thereof against any third party or the release in whole or part of any guarantor or of all or any of the obligations of any guarantor or

(f)	any omission or other matter which but for this provision would or might operate to affect reduce or extinguish the liability of the Guarantor under this Lease in whole or in part and the obligations of the Guarantor shall subsist in relation and by reference to the obligations and covenants on the part of the Tenant as from time to time varied

2.2 If the Landlord accepts from the Tenant a surrender of part of the Demised Premises the liability of the Guarantor shall continue in full force and effect in respect of the part of the Demised Premises remaining vested in the Tenant under this Lease after any consequent apportionment of the rents covenants and conditions thereof agreed between the Landlord and the Tenant

Guarantor’s covenants

3.1 The Guarantor covenants with the Landlord that:

(a)	should any liquidator or trustee in bankruptcy of the Tenant disclaim this Lease or this Lease become Bona Vacantia and be disclaimed or

(b)	if this Lease shall be forfeited or

(c)	if an administration order shall be made in respect of the Tenant or

(d)	if for any reason the Tenant ceases to exist or otherwise be or remain liable under this Lease the Guarantor will if required by the Landlord by notice given by the Landlord within six months after the date upon which the Landlord receives notice of such disclaimer or cesser of liability or the date on which final judgment shall be obtained or the Landlord shall re-enter the Demised Premises as a result of which this Lease shall be forfeited and the Tenant shall have no further right to relief against forfeiture (as the case may be) or at any time during the existence of an administration order made in respect of the Tenant accept from the Landlord on demand at the cost of the Guarantor a lease of the Demised Premises (but without the Landlord being under any obligation to grant the same) and deliver to the Landlord an executed counterpart and subject to and with the benefit of this Lease (if the same is still subsisting) and any underlease or other interest created by the Tenant then affecting the Demised Premises for a term commencing on the date of such disclaimer or forfeiture or the date of the making of the application for the relevant administration order and equal to the residue then unexpired of the Term (or which would be unexpired but for such disclaimer or forfeiture)

3.2 Such lease shall be at the same Basic Rent as that for the time being payable (or which would be payable but for such disclaimer or forfeiture) under this Lease with the like provisions for review thereof (the review dates to occur on the same dates as the Review Dates under this Lease) and contain the like covenants on the part of the tenant and the landlord respectively and the like provisos and conditions in all respects including the proviso for re-entry as are contained in this Lease and on the grant of the new lease the Guarantor (as tenant) shall pay the first instalment of the rents due

3.3 If this Lease shall be disclaimed or any of the other events referred to in paragraph 3.1 of this Schedule shall occur but the Landlord shall not require the Guarantor to accept a lease pursuant to paragraph 3.1 the Guarantor shall nevertheless pay to the Landlord an amount equal to the Basic Rent and other rents and outgoings which would have been payable by the Tenant but for such disclaimer or other cessation of liability at the times and in the manner in which the same would have been payable by the Tenant for a period of six months from the date of such disclaimer or other cessation of liability or until the Landlord shall have relet the whole of the Demised Premises (if earlier)

Continuing guarantee

4. The obligations of the Guarantor under this Lease shall be a continuing guarantee in addition to any other guarantee or security now or hereafter held by the Landlord in respect of any of the obligations or covenants on the part of the Tenant and shall continue until (save as provided in paragraph 6 of this Schedule) such time as the Tenant shall be released from the several covenants on the part of the Tenant stipulations and conditions contained in this Lease pursuant to the Landlord and Tenant (Covenants) Act 1995 and until each and every part of the obligations on the part of the Tenant have been discharged and performed in full and this covenant shall impose upon the Guarantor the same obligations (but not confer any benefit or rights as tenant) as if this Lease had been granted direct to it as tenant and it is agreed and declared that the liability of the Guarantor is as principal covenantor with the Landlord and not merely collateral to the principal liability of the Tenant or of any assignee (as the case may be)

Other enforcement action

5. The Landlord shall not be obliged to take any steps or proceedings or obtain any judgment against the Tenant or any third party before exercising any of its rights against the Guarantor under this Lease nor to make or file any claim in any bankruptcy or liquidation of the Tenant or any third party and the liabilities of the Guarantor under this Lease may be enforced irrespective of whether any demands steps or proceedings are being or have been made or taken against the Tenant or any third party or whether the obligations of any other guarantor or third party are released or waived in whole or in part

Authorised guarantee

6. The Guarantor covenants with the Landlord that on an assignment of this Lease by the Tenant the Guarantor will guarantee the obligations of the Tenant pursuant to the Authorised Guarantee Agreement such guarantee being in such form as the Landlord may reasonably require

SIGNED by David Frank	)	/s/ D. Mitchell
Robert Mitchell and by John Robert	)
Parling the duly authorised attorneys of	)
SCOTTISH WIDOWS PLC	)	/s/ J. Parling

In the presence of:

Witness

Signature	/s/ Frances C. Farmer
Name	Frances Catherine Farmer
Address	69 Morrison Street Edinburgh Clerk